Exhibit 3.1

THE COMPANIES ACT 2006
PUBLIC COMPANY LIMITED BY SHARES
_______________________________________________________
ARTICLES OF ASSOCIATION
OF
KLARNA GROUP PLC
(Approved by special resolution passed on
[●] and effective from [●])
_______________________________________________________

i

DIRECTORS’ INTERESTS		20

25.	Transactional conflicts	20

26.	Interested director not to be counted for quorum or voting purposes	21

27.	Interpretation	21

28.	When interested director may be counted for quorum or voting purposes	22

29.	Permitted causes	22

30.	Situational Conflicts	23

31.	Records of decisions to be kept	26

32.	Directors’ discretion to make further rules	27

DIRECTORS		27

33.	Number and classification of directors	27

34.	Directors need not be members	27

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS		27

35.	Election of directors by the Company	27

36.	Eligibility for election	27

37.	Appointment of directors by the board	27

38.	Retirement of directors	27

39.	Removal of directors	28

40.	Resignation	28

GRATUITIES, PENSIONS AND INSURANCE		30

41.	Gratuities and pensions	30

42.	Insurance	30

43.	Directors not liable to account	30

44.	Section 247 of the Companies Act	30

DIRECTORS’ REMUNERATION AND EXPENSES		31

45.	Directors’ remuneration	31

46.	Additional remuneration for special services	31

47.	Other remuneration	31

48.	Directors’ expenses	31

SECRETARY		32

49.	Secretary	32

THE SEAL		32

50.	Authority for execution of a deed	32

51.	Certificates for shares and debentures	32

REGISTERS		32

52.	Authentication and certification of copies and extracts	32

SHARE CAPITAL		33

53.	Shares not required to be fully paid	33

54.	Rights attached to shares	33

55.	Power to pay commission	33

56.	Power to alter share capital	33

57.	Power to issue redeemable shares	34

58.	Rights, privileges and restrictions	35

59.	Redesignation of B Shares	38

60.	Redesignation of C Shares	40

61.	Suspension of rights	41

62.	Power to purchase own shares	42

63.	Power to reduce capital	42

64.	Trusts not recognised	42

65.	Rights Plan	42

66.	Uncertificated Shares	45

67.	No separate class of shares	45

68.	Exercise of Company’s entitlements in respect of Uncertificated Shares	45

VARIATION OF RIGHTS		46

69.	Variation of rights	46

70.	US Bank Holding Company Act provisions	47

SHARE CERTIFICATES		48

71.	Issue of share certificates	48

72.	Charges for and replacement of certificates	48

SHARES IN UNCERTIFICATED FORM		49

73.	Power to use a Relevant System	49

74.	Effect of the Regulations	49

75.	Disposal, forfeiture and surrender of Uncertificated Shares	50

76.	Register of Uncertificated Securities	51

LIENS 51

77.	Company to have a lien on shares	51

78.	Enforcement by sale	51

79.	Giving effect to sale	51

80.	Application of proceeds	51

CALLS ON SHARES		52

81.	Power to make calls	52

82.	Time when call made	52

83.	Liability of joint holders	52

84.	Interest payable	52

85.	Deemed calls	52

86.	Differentiation on calls	52

87.	Payment of calls in advance	53

FORFEITURE AND SURRENDER		53

88.	Notice requiring payment of call	53

89.	Forfeiture for non-compliance	53

90.	Sale of forfeited shares	53

91.	Liability following forfeiture	54

92.	Surrender	54

93.	Extinction of rights	54

94.	Evidence of forfeiture or surrender	54

TRANSFERS OF SHARES		54

95.	Method of transfer	54

96.	Transfers of partly paid Certificated Shares	55

97.	Invalid transfers of Certificated Shares	55

98.	Invalid transfers of Uncertificated Shares	56

99.	Notice of refusal to register	56

100.	No fee payable on registration	56

101.	Written instrument of transfer	56

102.	Renunciation of allotment	56

103.	Lock-up of shares	56

104.	Depositary arrangements	57

TRANSMISSION OF SHARES		58

105.	Transmission on death	58

106.	Election of a transmittee	58

107.	Rights of a transmittee	59

DIVIDENDS AND OTHER DISTRIBUTIONS		59

108.	Declaration of dividends by the Company	59

109.	Interim dividends	59

110.	Record date for dividends etc.	60

111.	Declaration and payment in different currencies	60

112.	Dividend in specie	60

113.	Permitted deductions and retentions	61

114.	Methods of payment to holders and others entitled	61

115.	Joint entitlement	61

116.	Discharge to Company and risk	62

117.	Interest not payable	62

118.	Treatment of unclaimed dividends	62

119.	Scrip dividends	62

120.	Waiver of distributions	64

CAPITALISATION OF PROFITS AND RESERVES		64

121.	Power to capitalise	64

122.	Capitalisation of reserves: Rights Plan	65

123.	Capitalisation of reserves: Incentive Arrangements	66

124.	Capitalisation of reserves: B Shares	66

125.	Reservation of profit	67

GENERAL MEETINGS		67

126.	Convening of general meetings	67

127.	Separate general meetings	67

NOTICE OF GENERAL MEETINGS		68

128.	Length and form of notice	68

129.	Recipients of notice	68

130.	Contents of notice: general	68

v

131.	Contents of notice: additional requirements	69

132.	General meeting record date	69

133.	Notifying other arrangements for viewing and hearing proceedings	69

134.	General meetings at more than one place	69

135.	Electronic general meetings	70

136.	Interruption or adjournment where facilities inadequate	70

137.	Other arrangement for viewing and hearing proceedings at physical general meetings	70

138.	Controlling level of attendance at physical general meetings	71

139.	Change in place/electronic platform and/or time of meeting	71

140.	Meaning of participate	72

141.	Omission or non-receipt of notice	72

PROCEEDINGS AT GENERAL MEETINGS		72

142.	Quorum	72

143.	Chair	73

144.	Right to attend and speak	73

145.	Security at general meetings	74

146.	Security at electronic general meetings	74

147.	Safety at general meetings	74

148.	Resolutions and amendments	74

149.	Adjournment	75

VOTES OF MEMBERS		75

150.	Voting rights	75

151.	Voting rights of joint holders	76

152.	Voting rights of members incapable of managing their affairs	76

153.	Voting rights suspended where sums overdue	76

154.	Restrictions if in default under section 793 of the Companies Act	76

155.	Errors in voting	79

156.	Objections to admissibility of votes	79

157.	Multiple votes	79

PROXIES AND CORPORATE REPRESENTATIVES		79

158.	Proxies	79

159.	Appointment of proxy	80

160.	Execution of proxy	80

161.	Distribution of proxies	81

162.	Receipt of proxy	81

163.	Authentication of proxy appointment not made by holder	82

164.	Validity of proxy appointment	82

165.	Rights of proxy	83

166.	Checking proxy votes	83

167.	Corporate representatives	83

168.	Notice of revocation of authority, etc.	83

169.	Duration of general authority	84

COMMUNICATIONS		84

170.	When notice required to be in writing	84

171.	Methods of Company sending notice	84

172.	Method of member sending Shareholder Information	84

173.	Notice to joint holders	85

174.	Registered address in a Restricted Jurisdiction	85

175.	Deemed receipt of notice	86

176.	Terms and conditions for electronic communications	86

177.	Notice to persons entitled by transmission	86

178.	Transferees bound by prior notice	86

179.	When communication is deemed received	86

180.	Notices sent in electronic form	87

181.	Notices made available by website	87

182.	When notices deemed received by hand	88

183.	Proof of sending/when notices are deemed sent by electronic means	88

184.	When notices deemed sent by website	88

185.	When notices deemed sent by advertisement	89

186.	When notices deemed sent by Depositary	89

187.	No entitlement to receive notice if the Company has no current address	89

188.	Notice during disruption of services	89

189.	Execution of documents	90

190.	Record date for communications	90

UNTRACED MEMBERS		90

191.	Power to dispose of shares of untraced shareholders	90

192.	Transfer on sale	91

193.	Effectiveness of transfer	91

194.	Proceeds of sale	91

195.	Application of proceeds of sale	91

ACCOUNTS		92

196.	Accounting records	92

197.	Summary financial statements	92

DESTRUCTION OF DOCUMENTS		92

198.	Destruction of documents	92

WINDING UP		94

199.	Powers to distribute in specie	94

200.	Disposal of assets by liquidator	94

DIRECTORS’ INDEMNITY AND INSURANCE		94

201.	Indemnity	94

202.	Insurance	95

DISPUTE RESOLUTION		95

203.	Exclusive jurisdiction	95

204.	Duties of directors	96

205.	Remedies	96

206.	Governing law	96

207.	Interpretation	96

THE COMPANIES ACT 2006
PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
of
KLARNA GROUP PLC
(the “Company”)
Adopted by special resolution passed on _________ 2025
INTERPRETATION AND LIMITATION OF LIABILITY
1.Disapplication of Model Articles
None of the regulations in the model articles for public companies set out in Schedule 3 of The Companies (Model Articles) Regulations 2008 (SI 2008/3229) shall apply to the Company.
2.Definitions and interpretation
2.1.In these Articles, unless the context otherwise requires:
“address” means in relation to electronic communications, any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;
“Affected C Shares” has the meaning given in Article 60.4;
“Affiliate” means, in relation to:
(a)a member of a Family Group, any other member of that Family Group;
(b)an undertaking which is not an Investment Fund, any other member of the same Group; and
(c)an Investment Fund, any other member of the same Fund Group;
“Affiliate Confirmation” has the meaning given in Article 59.2;
“Affiliate Notice” has the meaning given in Article 59.2;

“Affiliate Shareholder” means any shareholder which is considered to be an affiliate of the Company or the holder of restricted securities for the purposes of United States federal securities laws in respect of such restricted securities;
“Articles” means the Company’s articles of association for the time being in force and “Article” shall be construed accordingly;
“auditors” means the auditors for the time being of the Company;
“B Share Confirmation” has the meaning given in Article 59.1;
“B Share Notice” has the meaning given in Article 59.1;
“B Shares” means the B Shares in the capital of the Company having the rights set out in these Articles;
“bankruptcy” includes individual insolvency proceedings (and, in relation to a corporate person, includes corporate insolvency proceedings) in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy (or, in relation to corporate persons, insolvency, liquidation or winding up);
“board” means the board of directors for the time being of the Company and, in the context of the exercise of any power contained in these Articles includes any committee, any director or any attorney of the Company to which or, as the case may be, to whom the power in question has been delegated;
“Business Day” means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York, Sweden or the United Kingdom are authorised or obligated by law or executive order to close;
“C Share Confirmation” has the meaning given in Article 60.2;
“C Share Notice” has the meaning given in Article 60.2;
“C Shares” means the C Shares in the capital of the Company having the rights set out in these Articles and form part of the ordinary share capital of the Company for the purposes of the Companies Act;
“Certificated Share” means a share which is held in physical certificated form and references in these Articles to a share being held in “certificated form” shall be construed accordingly;
“chair” means the director appointed by the directors to chair their meetings;
“clear days” means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“committee” means a committee of the board to which certain powers, authorities and/or discretions of the board are delegated in accordance with Article 11.1;
“Companies Act” means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;
“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;
“Company” means Klarna Group plc;
“Company’s website” means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;
“Controlling C Shareholder” means Sebastian Siemiatkowski;
“Controlling C Shareholder Entity” means, as regards the Controlling C Shareholder:
(a)an undertaking over which the Controlling C Shareholder exercises control within the meaning of section 1124 of the Corporation Tax Act 2010; and
(b)any nominee or custodian of the Controlling C Shareholder or the foregoing;
“Corresponding B Shares” means such number of B Shares as is equal to, as applicable:
(a) the Ordinary Share Interests that are to be the subject of the Relevant Voting Control Agreement, provided that the number of Ordinary Share Interests that are to be the subject of a Relevant Voting Control Agreement shall be deemed to be reduced by the number that is equal to the aggregate Ordinary Share Interests of the relevant holder of B Shares and its Affiliates prior to the entry into of the Relevant Voting Control Agreement minus the aggregate number of B Shares of the relevant holder of B Shares and its Affiliates prior to the entry into of the Relevant Voting Control Agreement, provided that there shall only be a redesignation of B Shares if that deemed reduction results in a number that is greater than zero;
(b)the number of B Shares that are the subject of a Relevant Voting Control Agreement;
“CPU Depositary” has the meaning given in Article 104.1;
“C.F.R.” means the US Code of Federal Regulations, including any modification or re-enactment of it for the time being in force;
“default shares” has the meaning given in Article 154.1;
“deferred shares” means any deferred shares in the capital of the Company having the rights set out in these Articles;

“Deposit Agreement” means a deposit agreement among the Company, the CPU Depositary and the holders and beneficial owners of Depositary Receipts issued thereunder;
“Depositary” means any depositary, clearing agency, custodian or nominee approved by the board that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares by another individual or individuals, including for the avoidance of doubt DTC;
“Depositary Nominee” has the meaning given in Article 104.1;
“Depositary Receipts” means a depositary receipt representing a beneficial interest in a share of the Company (other than deferred shares) issued by the CPU Depositary in accordance with the Deposit Agreement and held by the Depositary Nominee;
“Depositary Register” means the register maintained by the CPU Depositary in respect of Depositary Receipts;
“direction notice” has the meaning given in Article 154.1;
“director” means a director for the time being of the Company, and includes any person occupying the position of director, by whatever name called;
“distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable: (a) the holder of the share; (b) if the share has two (2) or more joint holders, whichever of them is named first in the register of members; or (c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee;
“dividend” means dividend or bonus;
“document” includes, unless otherwise specified, any document sent or supplied in electronic form;
“DTC” means The Depository Trust Company and any affiliate or nominee therefor, including Cede & Co. and any successors thereto;
“Election Agent” has the meaning given in Article 104.1;
“Election Agent DR Register” means the book-entry register maintained by the Election Agent in respect of interests in the Depositary Receipts held by it in respect of ordinary shares transferred to the Election Agent pursuant to Article 104;
“Election Agent DTC Register” means the book-entry register maintained by the Election Agent in respect of book-entry interests in the DTC settlement system held by it in respect of ordinary shares transferred to Cede & Co., as nominee for DTC;
“electronic address” has the same meaning as in the Companies Act;

“electronic communication” has the same meaning as provided in section 15 of the Electronic Communications Act;
“Electronic Communications Act” means the Electronic Communications Act 2000 (as amended from time to time);
“electronic facility” means a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the board;
“electronic form” has the meaning given in section 1168 of the Companies Act and otherwise complying with the provisions of that section, provided that electronic form shall include, without limitation, electronic mail, information recorded by means of a communications network and information recorded by being entered into a website or software application;
“electronic general meeting” has the meaning given in Article 135;
“electronic means” has the meaning given in section 1168 of the Companies Act;
“eligible director” means a director who would have been entitled to vote on the relevant matter had it been proposed as a resolution at a directors’ meeting and whose vote would have been counted in respect of such matter;
“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;
“Family Group” means, as regards either any Principal or any Qualifying Undertaking of a Principal:
(a)such Principal;
(b)any Relative of such Principal;
(c)the trustees of any Family Trust under which no immediate beneficial interest in any shares in question is for the time being vested in any person other than the Principal and any Relative of such Principal;
(d)any Qualifying Undertaking of such Principal or any Qualifying Undertaking of any Relative of such Principal;
(e)any capital insurance structure (Sw. kapitalförsäkring) or a similar arrangement, or an investment savings or similar account, with respect to which such Principal is the account holder or beneficiary; and
(f)any nominee or custodian of any of the foregoing;

“Family Trust” means, as regards any particular Principal, a trust (whether arising under settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the shares in question is for the time being vested in any person other than the Principal or any of their Relatives and for this purpose a person shall be considered to be beneficially interested in a share if such share or the income from such share is liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons;
“First B Shareholder” means the first holder of B Share(s) entered in the Register in respect of such B Share(s);
“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;
“Fund Group” means, as regards any Investment Fund:
(a)such Investment Fund;
(b)any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but in each case only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business);
(c)any other Investment Fund whose business is managed or advised by the Fund Manager of the Investment Fund or by a member of the same Group of such Investment Fund or Fund Manager;
(d)a member of the same Group as such Investment Fund or Fund Manager; and
(e)any nominee or custodian of any of the foregoing,
but, in each case, excluding any portfolio and investee undertakings in respect of which investments have been made by the Investment Fund or Fund Manager;
“Fund Manager” means a person whose principal business is to make, manage or advise upon investments in securities;
“Group” means, as regards any undertaking:
(a)such undertaking;
(b)each parent undertaking of such undertaking;
(c)each subsidiary undertaking of such undertaking or of any parent undertaking of such undertaking;

(d)any capital insurance structure (Sw. kapitalförsäkring) or a similar arrangement, or an investment savings or similar account, with respect to which such undertaking is the account holder or beneficiary; and
(e)any nominee or custodian of any of the foregoing;
“Group Company” has the meaning given in Article 30.2;
“Group Company Interest” has the meaning given in Article 30.2;
“hard copy form” has the meaning given in section 1168 of the Companies Act;
“holder” in relation to shares means the person whose name is entered in the Register as the holder of the shares;
“instrument” means a document in hard copy form;
“Interested Director” has the meaning given in Article 30.1;
“Investment Fund” means any fund, limited, general or other partnership, company, investment trust, unit trust, investment company or collective investment scheme or other entity (excluding a Qualifying Undertaking or Family Trust) whose principal business is to make investments, including in securities, or whose business is managed by a Fund Manager;
“Mandatory Conversion Notice” has the meaning given in Article 60.4;
“member” means a person who is the holder of a share;
“Office” means the registered office for the time being of the Company;
“Operator” means a person approved under the Regulations as operator of a Relevant System;
“ordinary resolution” has the meaning given in section 282 of the Companies Act;
“Ordinary Share Interest” means an interest in an ordinary share recorded in any of the Register, the Depositary Register, the Election Agent DR Register and the Election Agent DTC Register, excluding any such interests which are the subject of a Relevant Voting Control Agreement;
“ordinary shares” means the ordinary shares in the capital of the Company having the rights set out in these Articles and form part of the ordinary share capital of the Company for the purposes of the Companies Act;
“paid up” means paid up or credited as paid up;

“Permitted C Share Transfer” means:
(a)any Transfer of C Shares to the Controlling C Shareholder or any Controlling C Shareholder Entity;
(b)any Transfer of C Shares to the Depositary Nominee for the CPU Depositary (or such other depositary nominee as the CPU Depositary may nominate) against which the CPU Depositary shall (in its capacity as depositary) issue Depositary Receipts, provided that, immediately following such Transfer, the Controlling C Shareholder and the Controlling C Shareholder Entities hold the entire beneficial interest in such C Shares, including Voting Control;
(c)any arrangement or agreement with the CPU Depositary in respect of the exercise of voting rights of C Shares in respect of which Depositary Receipts are in issue; or
(d)the appointment of a proxy or corporate representative for the purpose of exercising voting rights at any general or class meeting of the Company in accordance with the instructions of the appointor;
“Permitted Transfer” means:
(a)the transfer of legal title to an ordinary share from a Permitted Transferor to a Permitted Transferee whose name is entered in the Register following such transfer;
(b)the transfer of a Depositary Receipt from a Permitted Transferor to a Permitted Transferee whose name is entered in the Depositary Register following such transfer;
(c)the transfer of legal title to an ordinary share in accordance with Article 104 provided that, in respect of such transfer, the name of the beneficial interest holder entered in the Election Agent DR Register or in the Depositary Register, as applicable, is identical to the name of the transferor entered in the Register prior to such transfer;
(d)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Election Agent DR Register of legal title to an ordinary share from the Depositary Nominee to Cede & Co. (which will be the registered holder of such ordinary share as nominee of DTC) where DTC credits book entry interests in respect of such ordinary share within DTC to the Election Agent provided that, in respect of such transfer, the name entered in the Election Agent DTC Register is that of a Permitted Transferee;
(e)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Election Agent DR Register of legal title to an ordinary share from the Depositary Nominee to a Permitted Transferee whose name is entered into the Register following such transfer;

(f)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Election Agent DTC Register of legal title to an ordinary share from Cede & Co. (as nominee of DTC) to a Permitted Transferee whose name is entered into the Register following such transfer;
(g)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Election Agent DR Register of a Depositary Receipt from the Election Agent to a Permitted Transferee whose name is entered in the Depositary Register following such transfer;
(h)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Depositary Register of legal title to an ordinary share from the Depositary Nominee to a Permitted Transferee whose name is entered in the Register following such transfer;
(i)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Election Agent DTC Register of legal title to an ordinary share from Cede & Co. (as nominee of DTC) to the Depositary Nominee provided that, in respect of such transfer, the name of the beneficial interest holder entered in the Depositary Register is that of a Permitted Transferee; and
(j)the transfer by, or on behalf of, a Permitted Transferor whose name is entered in the Register of legal title to an ordinary share from such Permitted Transferor to the Depositary Nominee provided that, in respect of such transfer, the name of the beneficial interest holder entered in the Depositary Register is that of a Permitted Transferee, provided that, in each case, the determination by the board that a transfer is a Permitted Transfer shall be final and conclusive;
“Permitted Transferee” means, in relation to a transfer by, or on behalf of, a Permitted Transferor, the relevant holder of B Shares and any Affiliate of such holder of B Shares;
“Permitted Transferor” means a holder of B Shares and any of its Affiliates;
“Permitted Voting Control Agreement” means:
(a)any arrangement or agreement (whether or not legally binding) in place immediately following the first issuance of a B Share;
(b)any arrangement or agreement (whether or not legally binding) in respect of ordinary shares between Affiliates of a holder of B Shares;
(c)the appointment of a proxy or corporate representative for the purpose of exercising voting rights at any general or class meeting of the Company in accordance with the instructions of the appointor; and
(d)any arrangement or agreement with the CPU Depositary or the Election Agent, as applicable, in respect of the exercise of voting rights of ordinary shares in respect of which Depositary Receipts are in issue or where book-entry interests in the

DTC settlement system in respect of ordinary shares are held by the Election Agent, provided that, in each case, the determination by the board that an arrangement or agreement is a Permitted Voting Control Agreement shall be final and conclusive;
“Preference Shares” has the meaning given in Article 58.5;
“present” means, for the purposes of a physical general meeting, present in person or, for the purposes of an electronic meeting, present by means of an electronic platform;
“Principal” means any individual whether living or deceased;
“public announcement” means disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances or, where applicable, in a document publicly filed by the Company with the SEC pursuant to sections 13, 14 or 15(d) of the Exchange Act;
“Qualifying Undertaking” means, as regards a Principal, an undertaking over which such Principal (together with their Relatives and Family Trusts) exercises control within the meaning of section 1124 of the Corporation Tax Act 2010;
“Register” means the register of members of the Company;
“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);
“Relative” means a spouse, civil partner, parent, grandparent, child, grandchild or sibling;
“Relevant B Shares” means such number of B Shares, if any, that following their redesignation will result in (i) the aggregate number of B Shares recorded in the name of the holder of B Shares in the Register together with each of its Affiliates being equal to (ii) the aggregate number of Ordinary Share Interests held by the relevant holder of B Shares together with each of its Affiliates;
“Relevant Class” has the meaning given in Article 74.2;
“Relevant Exchange” means any market operated by the New York Stock Exchange or NASDAQ Inc. on which the Company’s shares are, with the approval of the board, listed or quoted or proposed to be listed or quoted;
“Relevant Shareholder” has the meaning given in Article 104.1;
“Relevant System” means any computer based system, and procedures, permitted by the Regulations, which enables title in units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Relevant Voting Control Agreement” means an arrangement or agreement in any form (whether or not legally binding) which, in the determination of the board (acting reasonably):
(a)in respect of ordinary shares, grants Voting Control in respect of Ordinary Share Interests; and
(b)in respect of B Shares, grants Voting Control in respect of the B Shares, excluding, in each case, any Permitted Voting Control Agreement.
“Restricted Jurisdiction” means a jurisdiction where the sending of any document or information to an address in such jurisdiction would or might, in the absolute determination of the board, infringe the laws of such jurisdiction;
“Rights” has the meaning given in Article 65.2;
“Rights Plan” has the meaning given in Article 65.1;
“seal” means the common seal (if any) of the Company and includes any official seal (if any) kept by the Company by virtue of sections 49 or 50 of the Companies Act;
“SEC” means the United States Securities and Exchange Commission;
“secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any other person appointed by the board to perform any of the duties of the secretary of the Company;
“section 793 notice” has the meaning given in Article 154.1;
“Securities Act” means the United States Securities Act of 1933, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;
“Shareholder Information” means notices, documentation or information which the Company wishes or is required to communicate to members including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;
“shares” means shares of any class in the capital of the Company and “share” shall be construed accordingly;
“Situational Conflict” has the meaning given in Article 30.1;
“special resolution” has the meaning given in section 283 of the Companies Act;
“Statutes” means the Companies Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies and affecting the Company;
“subsidiary” has the meaning given in section 1159 of the Companies Act;

“Transfer” means the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of any interest, whether legal or beneficial, in any share or any instrument or security representing a share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of, or entering into, any arrangement or agreement (whether or not legally binding) with respect to Voting Control over such share or any instrument or security representing such share;
“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law. See also the meaning of “entitled by transmission”;
“treasury shares” means those shares held by the Company in treasury in accordance with section 724 of the Companies Act;
“Uncertificated Proxy Instruction” means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the Relevant System concerned);
“Uncertificated Share” means, in relation to any share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System;
“United Kingdom” means Great Britain and Northern Ireland;
“US BHC Act” has the meaning given in Article 70.1;
“US Listing” has the meaning given in Article 104.1;
“Voting Control” means, with respect to a Voting Share, the power, whether exclusively or shared, to vote or direct the voting of such Voting Share;
“Voting Shares” means the ordinary shares, the B Shares and the C Shares;
“website communication” means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Companies Act;
“withdrawal notice” has the meaning given in Article 154.4;
“working day” has the same meaning as in the Companies Act; and
“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

2.2.In the Articles, unless the context otherwise requires:
(a)terms used shall, unless otherwise defined herein or the subject or context otherwise requires, bear the meaning ascribed to them in the Companies Act as in force on the date when these Articles became binding on the Company;
(b)a reference to an Article is a reference to the relevant article of these Articles unless expressly provided otherwise;
(c)a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of:
(i)any subordinate legislation from time to time made under it; and
(ii)any amendment or re-amendment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts;
(d)references to the singular include the plural and vice versa and references that are gender neutral or gender specific include each gender and no gender;
(e)references to a “person” include any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;
(f)the words “parent undertaking”, “subsidiary undertaking” and “undertaking” shall have the same meaning as their respective definitions in the Companies Act except that:
(i)for the purposes of the membership requirement contained in section 1162(2)(b) and (d) and 1162(3)(a) of the Companies Act, an undertaking shall be treated as a member of another undertaking even if its shares in that other undertaking are registered in the name of (x) another person (or such person’s nominee) by way of security or in connection with the taking of security or (y) its nominee; and
(ii)notwithstanding paragraph 6 of Schedule 7 to the Companies Act, rights held by a person in a fiduciary capacity shall be treated as held by them.
(g)references to “sterling”, “pounds sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;
(h)references to “dollars” or “$” are references to the lawful currency from time to time of the United States of America;
(i)references to times of the day are to London time unless otherwise stated;
(j)except as the context may otherwise require, references to “beneficial interest” shall include the holding of Depositary Receipts;
(k)words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(l)general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;
(m)any reference to:
(i)rights attaching to any share;
(ii)members having a right to attend and vote at general meetings of the Company;
(iii)dividends being paid, or any other distribution of the Company’s assets being made, to members; or
(iv)interests in a certain proportion or percentage of the issued share capital, or any class of share capital, shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled;
(n)any reference to a document or information being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly; and
(o)any reference to “electronic platforms” includes, without limitation, devices, electronic systems, procedures, methods, facilities, websites, software applications, online platforms, application technology and conference call systems through which persons may attend, participate or attend and participate in general meetings.
2.3.Nothing in these Articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it.
2.4.References to a person’s “participation” in the business of any general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Companies Acts or these Articles to be made available at the meeting and participate and participating shall be construed accordingly.
2.5.References to a “meeting” mean a meeting convened and held in any manner permitted by these Articles.
2.6.Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required.
2.7.The headings and sub-headings in these Articles are inserted for convenience only and shall not affect the construction of these Articles.

3.Objects
Nothing in these Articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act and, in accordance with section 31(1) of the Companies Act, the Company’s objects are unrestricted.
4.Liability of members
The liability of the members is limited to the amount, if any, unpaid on the shares held by them.
POWERS OF THE BOARD
5.General powers of the board to manage the Company’s business
5.1.Subject to the provisions of the Statutes and these Articles and any directions given by special resolution, to take, or refrain from taking, specified action, the business of the Company shall be managed by the board, which may exercise all the powers of the Company, whether relating to the management of the business or not, including, without limitation, the power to dispose of all or any part of the undertaking of the Company. No special resolution or alteration of these Articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.
5.2.The powers given by this Article shall not be limited by any special authority or power given to the board by any other Article or any resolution of the Company. A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.
5.3.The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).
6.Power to act notwithstanding vacancy
The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number, but, if the number of directors is less than the number of directors fixed as the quorum for board meetings, they may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two (2) members may summon a general meeting for the purpose of appointing directors.
7.Power to borrow money
Subject to these Articles and the Companies Act, the board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures and other securities, or to give security whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. There is no requirement on the directors to restrict the borrowing of the Company or any of its subsidiary undertakings.

8.Power to change the name of the Company
The board may resolve to change the name of the Company.
DELEGATION OF BOARD’S POWERS
9.General
No power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation and, except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.
10.Delegation to individuals
The board may delegate, entrust to and confer upon any person or persons (whether directors or not) any of its powers, authorities and discretions (with power to sub-delegate) to such an extent and on such terms and conditions, in relation to such matters and by any such means (including by power of attorney), as it thinks fit and may revoke or vary all or any of them wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation.
11.Committees
11.1.The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit. The board may make any such delegation to such an extent and on such terms and conditions, in relation to such matters and by any such means (including by power of attorney), as it thinks fit and may revoke or vary wholly or in part any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.
11.2.The proceedings of a committee with two (2) or more members shall be governed by any regulations imposed on it by the board and (subject to any such regulations) by these Articles and the Companies Act regulating the proceedings of the board so far as they are capable of applying, provided that the quorum at any such meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one (1) or two (2) members, in which case one (1) member shall constitute a quorum.
12.Powers of attorney
The board may by power of attorney or otherwise appoint any person to be the agent of the Company for such purposes and for such period and on such terms as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this Article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

PROCEEDINGS OF THE BOARD
13.Board meetings
Subject to the provisions of these Articles, the board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.
14.Notice of board meetings
Notice of a board meeting must be given to each director at least three (3) days in advance of the meeting, which notice may be waived or shortened with the consent of each director and which may be given to a director personally or by word of mouth or sent in hard copy form or in electronic form to such director at such address as they may from time to time specify for this purpose (or if they do not specify an address, at their last known address). A director may waive notice of any meeting either prospectively or retrospectively. A director will be treated as having waived their entitlement to notice unless they have supplied the Company with the information necessary to ensure that they receive notice of a meeting before it takes place. Any notice pursuant to this Article 14 need not be in writing if the board so determines and any such determination may be retrospective.
15.Quorum
15.1.The quorum necessary for the transaction of the business of the board may be fixed by the board, but it must never be less than half of the total number of directors, from time to time, and, unless so fixed at any other number, shall be such number as is nearest to but not less than half of the total number of directors, from time to time. Subject to these Articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.
15.2.A director shall not be counted in the quorum present in relation to a matter or resolution on which he or she is not entitled to vote (or when his or her vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.
16.Chair or deputy chair to preside
16.1.The board may appoint a chair and one or more deputy chairs and may at any time revoke any such appointment.
16.2.The chair, or failing them, any deputy chair (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chair or deputy chair has been appointed, or if they are not present within five (5) minutes after the time fixed for holding the meeting or are unwilling to act as chair of the meeting, the directors present shall choose one of their number to act as chair of the meeting.

17.Competence of board meetings
A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.
18.Voting
18.1.Questions arising at any board meeting shall be determined by a majority of votes of the directors present and entitled to vote at such meeting. Subject to the Articles, each director participating in a board meeting has one (1) vote. Subject to the provisions of Article 18.2, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote, unless he or she is not entitled to vote on the resolution in question.
18.2.The chair or other director chairing a meeting (or part of a meeting) shall not have a casting vote if, in accordance with the Articles, the chair, or other director, is not an eligible director for the purposes of that meeting (or part of a meeting).
19.Telephone/electronic board meetings
19.1.Without prejudice to Article 13, a board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables them:
(a)to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and
(b)if they so wish, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).
19.2.A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of Article 6, may participate in the manner specified above in the business of the meeting.
19.3.A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.
20.Resolutions without meetings
20.1.A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) (not being less than the number of directors required to form a quorum of the board or committee of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned.

20.2.For the purpose of this Article 20, the approval of the director shall be given in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.
21.Validity of acts of directors in spite of formal defect
All acts bona fide done by a meeting of the board, or of a committee of the board, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote or that the meeting was not quorate (provided that the directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate), be as valid as if every such person had been duly appointed and qualified to be a director or member of the committee and had continued to be a director or member of the committee and had been entitled to vote and that the meeting was quorate.
22.Suspending restrictions on voting
The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board or ratify any transaction not duly authorised by reason of contravention of such provision.
23.Decision of chairman final and conclusive
If a question arises at a meeting of the board or of a committee as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting and the chair’s ruling in relation to any director other than the chair shall be final and conclusive provided the chair may only make such ruling where the director is conflicted in his/her interest from participating in such vote. If any such question arises in respect of the chair of the meeting, it shall be decided by resolution of the board (on which the chair shall not vote) and such resolution will be final and conclusive.
MINUTES
24.Minutes
24.1.The board shall cause minutes to be made in books kept for the purpose:
(a)of all appointments of officers made by the board;
(b)of the names of all the directors present at each meeting of the board and of any committee, as well as at any meeting of the Company and of any class of members of the Company; and
(c)of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the board and of any committee.

24.2.Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.
DIRECTORS’ INTERESTS
25.Transactional conflicts
25.1.A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of their interest to the other directors before the Company enters into the transaction or arrangement.
25.2.A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of their interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under Article 25.1.
25.3.Any declaration required by Article 25.1 may (but need not) be made, and any declaration required by Article 25.2 must be made, either:
(a)at a directors’ meeting;
(b)by notice in writing in accordance with section 184 of the Companies Act; or
(c)by general notice in accordance with section 185 of the Companies Act.
25.4.If a declaration made under Article 25.1 or 25.2 proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under Article 25.1 or 25.2, as appropriate.
25.5.A director need not declare an interest under Article 25.1 or 25.2:
(a)if it cannot reasonably be regarded as likely to give rise to a conflict of interest;
(b)if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);
(c)if, or to the extent that, it concerns terms of their service contract that have been or are to be considered by a directors’ meeting or by a committee of the directors appointed for the purpose under these Articles or any agreement between the members; or
(d)if the director is not aware of their interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which they ought reasonably to be aware).
25.6.Subject to the provisions of the Statutes and provided that they have disclosed to the board the nature and extent of their interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no such disclosure is required) a director notwithstanding their office:
(a)may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;
(b)may (or any firm of which such director is a member) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is interested and the relevant director or their firm shall be entitled to remuneration for professional services as if they were not a director; and
(c)may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any undertaking:
(i)in which the Company is (directly or indirectly) interested as shareholder or otherwise; or
(ii)with which they have such a relationship at the request or direction of the Company.
25.7.For the purposes of Article 25.6:
(a)a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;
(b)an interest of which a director has no knowledge and of which it is unreasonable to expect such director to have knowledge shall not be treated as an interest of such director; and
(c)a director shall be deemed to have disclosed the nature and extent of an interest which consists of him or her being a director, officer or employee of any undertaking in which the Company is interested.
26.Interested director not to be counted for quorum or voting purposes
Subject to Article 28, if a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which a director is interested, that director is not to be counted as participating in the decision-making process for quorum or voting purposes.
27.Interpretation
For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

28.When interested director may be counted for quorum or voting purposes
If:
(a)the Company by ordinary resolution disapplies the provision of these Articles which would otherwise prevent a director from being counted as participating in the decision-making process;
(b)the director’s interest cannot reasonably be regarded as likely to give rise to a conflict of interest;
(c)the board of directors authorises the director’s conflict of interest; or
(d)the director’s conflict of interest arises from a “permitted cause” (as set out in Article 29), a director who is interested in an actual or proposed transaction or arrangement with the Company is to be counted as participating in the decision-making process for quorum and voting purposes.
29.    Permitted causes
For the purposes of Article 28, the following are permitted causes:
(a)the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by, a director at the request of, or for the benefit of, the Company or any of its subsidiaries;
(b)the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries by a director for which they have assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;
(c)the giving to a director of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of such person’s expenditure on defending proceedings or the doing by the Company of anything to enable the director to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;
(d)a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription, purchase or exchange, in which offer the director is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which that director is to participate;
(e)a contract, arrangement, transaction or proposal concerning any other undertaking in which a director or any person connected with him or her is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he or she and any persons connected with him or her do not to his or her knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one (1) per cent. or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his or her interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 29 to be likely to give rise to a conflict with the interests of the Company in all circumstances);
(f)a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its subsidiaries and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and
(g)a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any directors or for persons who include directors.
30.Situational Conflicts
30.1.The directors may, in accordance with the requirements set out in these Articles, authorise any matter or situation proposed to them by any director, which would, if not authorised, involve a director (an “Interested Director”) breaching his or her duty under section 175 of the Companies Act to avoid conflicts of interest (a “Situational Conflict”) and the continued performance by the relevant director of his or her duties as a director, on such terms and subject to such conditions as they think fit from time to time.
30.2.Subject to compliance by such director with their duties as a director under Part 10 of the Companies Act (other than the duty in section 175(1) of the Companies Act which is the subject of this Article 30.2), a director may be an officer of, employed by, or hold shares or other securities (whether directly or indirectly) in, or otherwise be interested in, directly or indirectly, the Company or a subsidiary of the Company (in each case, a “Group Company Interest” and references to a “Group Company” shall be construed accordingly) and notwithstanding their office or the existence of an actual or potential conflict between any Group Company Interest and the interests of the Company which would fall within the ambit of that section 175(1), the relevant director:
(a)shall be entitled to attend any meeting or part of a meeting of the directors at which any matter which may be relevant to the Group Company Interest may be discussed, and to vote on any resolution of the directors relating to such matter, and any board papers relating to such matter shall be provided to the relevant director at the same time as the other directors (save that a director may not vote on any resolution in respect of matters relating to their employment with the Company or other Group Company);
(b)shall not be obliged to account to the Company for any remuneration or other benefits received by them in consequence of any Group Company Interest; and
(c)will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by them by virtue of their Group Company Interest and otherwise than by virtue of their position as a director, if to do so would breach any duty of confidentiality to any other Group Company or third party.
30.3.No contract entered into shall be liable to be avoided by virtue of:
(a)any director having an interest of the type referred to in Article 30.1 where the relevant situation has been approved as provided by that Article; or
(b)any director having a Group Company Interest which falls within Article 30.2 or which is authorised pursuant to Article 30.1.
30.4.Any authorisation under Article 30.1 will be effective only if:
(a)the proposal to be authorised is made by a director in writing and delivered to the other directors or made orally at a meeting of the board, in each case setting out particulars of the Situational Conflict;
(b)any requirements as to the quorum for consideration of the relevant matter is met without counting the Interested Director or any other Interested Director; and
(c)the matter was agreed to without the Interested Director voting or would have been agreed to if the Interested Director’s vote had not been counted.
30.5.Any authorisation of a Situational Conflict under these Articles may (whether at the time of giving the authorisation or subsequently):
(a)extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;
(b)provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the directors or otherwise) related to the Situational Conflict;
(c)provide that the Interested Director shall or shall not be an eligible director in respect of any future decision of the directors in relation to any resolution related to the Situational Conflict;
(d)impose upon the Interested Director such other terms for the purposes of dealing with the Situational Conflict as the directors think fit;
(e)provide that, where the Interested Director obtains, or has obtained (through his or her involvement in the Situational Conflict and otherwise than through his or her position as a director of the Company), information that is confidential to a third party, he or she will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and
(f)permit the Interested Director to absent himself or herself from the discussion of matters relating to the Situational Conflict at any meeting of the directors and be excused from reviewing papers prepared by, or for, the directors to the extent to which they relate to such matters.

30.6.Where the directors authorise a Situational Conflict, the Interested Director will be obliged to conduct himself or herself in accordance with any terms and conditions imposed by the directors in relation to the Situational Conflict.
30.7.The directors may revoke or vary such authorisation in respect of any Situational Conflict at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.
30.8.A director is not required, by reason of being a director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which they derive from or in connection with a relationship involving a Situational Conflict which has been authorised by the directors or by the Company in a general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.
30.9.The provisions of Articles 30.1 to 30.8 shall not apply to a direct or indirect conflict of interest of a director which arises in relation to an existing or proposed transaction or arrangement with the Company to which the provisions of Articles 25 to 29 shall apply.
30.10.For the purposes of these Articles, references to proposed decisions and decision-making processes include any directors’ meeting or part of a directors’ meeting.
30.11.Subject to Article 30.12, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chair whose ruling in relation to any director other than the chair is to be final and conclusive.
30.12.If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chair, the question is to be decided by a decision of the directors at that meeting, for which purpose the chair is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.
30.13.A director shall be under no duty to the Company with respect to any information which they obtain or have obtained otherwise than as a director of the Company and in respect of which they owe a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties they owe to the Company by virtue of sections 171 to 177 of the Companies Act if they:
(a)fail to disclose any such information to the directors or to any director or other officer or employee of, or consultant to, the Company; or
(b)do not use or apply any such information in performing their duties as a director of the Company.
However, to the extent that their relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 30.13 applies only if the existence of that relationship has been authorised by the directors or authorised by the members pursuant to the preceding provisions of this Article 30 and Article 28(a) (and, in each case, subject to the terms upon which such authorisation was given).

30.14.Where a Situational Conflict has been authorised pursuant to Article 30.1, and their relationship with that person gives rise to a conflict of interest or possible conflict of interest, the relevant director shall not be in breach of the general duties they owe to the Company by virtue of sections 171 to 177 of the Companies Act if, at their discretion or at the request or direction of the directors or any committee of the directors, they:
(a)absent themselves from a directors’ meeting (or a committee thereof) at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed, or from the discussion of any such matter at a directors’ meeting or otherwise; or
(b)make arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by or on behalf of the Company or for such documents and information to be received and read by a professional adviser on their behalf, for so long as they reasonably believe such conflict of interest (or possible conflict of interest) subsists.
30.15.The provisions of Articles 30.13 and 30.14 are without prejudice to any equitable principle or rule of law which may excuse the director from:
(a)disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or
(b)attending meetings or discussions or receiving documents and information as referred to in Article 30.14, in circumstances where such attendance or receipt would otherwise be required under these Articles.
30.16.A director shall not, by reason of their office, be accountable to the Company for any remuneration or other benefit which they derive from any office, employment or engagement or from any transaction or arrangement or from any interest in any body corporate:
(a)the acceptance, entry into or existence of which is authorised pursuant to Article 30.1, or authorised by the members pursuant to Article 28(a) (in each case, subject to the terms upon which such authorisation was given); or
(b)which they are permitted to hold or enter into pursuant to Article 25 or otherwise pursuant to these Articles, and no such transaction, arrangement or interest shall be liable to be avoided on the ground of any such remuneration or other benefit, nor shall the receipt of any such remuneration or other benefit constitute a breach of their duty under section 176 of the Companies Act.
31.Records of decisions to be kept
The directors must ensure that the Company keeps a record, in writing, for at least ten (10) years from the date of the decision recorded, of every unanimous or majority decision taken by the directors, including by way of written resolution.

32.Directors’ discretion to make further rules
Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.
DIRECTORS
33.Number and classification of directors
33.1.Unless otherwise determined by ordinary resolution, the number of directors shall not be less than two (2).
33.2.Except as otherwise determined by a majority of directors, the directors shall be divided into three (3) classes, designated Class A, Class B and Class C respectively, and each class shall consist, as nearly as possible, of a number of directors equal to one-third of the total number of directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board.
34.Directors need not be members
A director need not be a member of the Company.
ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS
35.Election of directors by the Company
Subject to these Articles, the Company may by ordinary resolution elect any person who is willing to act to be a director.
36.Eligibility for election
Subject to the Statutes, no person shall be appointed a director at any general meeting unless:
(a)he or she is a director retiring at the meeting and he or she is recommended by the board for reappointment; or
(b)he or she is recommended by the board for appointment.
37.Appointment of directors by the board
The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided at all times that the total number of directors appointed to the board does not exceed 11 members.
38.Retirement of directors
38.1.At the first annual general meeting held by the Company following these Articles becoming effective, the term of office of the Class A directors shall expire and those persons and/or their successors shall be re-appointed or appointed as the Class A directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment or re-appointment.
38.2.At the second annual general meeting held by the Company following these Articles becoming effective, the term of office of the Class B directors shall expire and those persons and/or their successors shall be re-appointed or appointed as the Class B directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment or re-appointment.
38.3.At the third annual general meeting held by the Company following these Articles becoming effective, the term of office of the Class C directors shall expire and those persons and/or their successors shall be re-appointed or appointed as the Class C directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment or re-appointment.
38.4.At each succeeding annual general meeting, directors shall be appointed to succeed, and/or be re-appointed to continue, as the directors of the class whose term expires at such annual general meeting for a term ending upon the conclusion of the third annual general meeting following their appointment or re-appointment.
38.5.Notwithstanding the expiration of a director’s term of office as contemplated by Articles 38.1 to 38.4, each director shall serve until his or her successor is duly appointed and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.
38.6.A director who retires at an annual general meeting shall (unless he or she is removed from office or his or her office is vacated in accordance with these Articles) retain office until the close of the meeting at which he or she retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his or her place or the resolution to re-appoint him or her is put to the meeting and lost.
39.Removal of directors
The Company may, by ordinary resolution, remove any director before their period of office has expired notwithstanding anything in these Articles or in any agreement between them and the Company. No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his or her removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. In default of such appointment, the vacancy arising on the removal of a director from office may be filled as a casual vacancy.
40.Resignation
40.1.A director may resign his or her office either by notice in writing submitted to the board or, if he or she shall in writing offer to resign, if the other directors resolve to accept such offer.

40.2.Without prejudice to the provisions of these Articles for retirement or removal, a person shall cease to be a director as soon as:
(a)that person’s period of appointment expires, if he or she has been appointed for a fixed period;
(b)that person ceases to be a director by virtue of any provision of the Companies Act or is prohibited from being a director by law or (if applicable) any provision of the rules of the Relevant Exchange;
(c)that person is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;
(d)a bankruptcy order is made against that person or an application is made for an interim court order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute or any similar legislation in any applicable jurisdiction;
(e)an arrangement or composition is made with that person’s creditors generally in satisfaction of that person’s debts;
(f)a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become mentally or physically incapable of acting as a director and may remain so for more than three (3) months;
(g)that person has become a patient for the purposes of any statute relating to mental health or any court claiming jurisdiction on the ground of mental health or disorder (however stated) makes an order for his or her detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his or her property or affairs, and in any such case the directors resolve that he or she should cease to be a director;
(h)notification is received by the Company from that person that they are resigning from office, and such resignation has taken effect in accordance with its terms;
(i)in the case of a director who holds any executive office, that person’s appointment as such is terminated or expires and the directors resolve that he or she should cease to be a director;
(j)that person is found to be guilty of a criminal offence with imprisonment as a potential penalty and the directors resolve that he or she should cease to be a director;
(k)that person is absent for more than six (6) consecutive months without permission of the board from meetings of the board held during that period and the directors resolve that that person should cease to be a director; or
(l)that person receives notice executed by not less than three-fourths (3/4) of the other directors stating that that person should cease to be a director; or
(m)that person dies.

GRATUITIES, PENSIONS AND INSURANCE
41.Gratuities and pensions
The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him or her, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.
42.Insurance
Subject to the provisions of the Companies Act, and without prejudice to the provisions of Article 202, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:
(a)a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or
(b)a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article 42 are or have been interested, including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.
43.Directors not liable to account
No director or former director shall be accountable to the Company or the members liable to account for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.
44.Section 247 of the Companies Act
The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Companies Act.

DIRECTORS’ REMUNERATION AND EXPENSES
45.Directors’ remuneration
45.1.Directors may undertake any services for the Company that the directors decide.
45.2.Directors are entitled to such remuneration as the Company may determine by ordinary resolution:
(a)for their services to the Company as directors; and
(b)for any other service which they undertake for the Company.
Subject to and in default of such determination, each such director shall be paid a fee for their services at such rate as may from time to time be determined by the board, provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of the Relevant Exchange.
45.3.Subject to the Articles, a director’s remuneration may:
(a)take any form; and
(b)include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.
45.4.Unless the directors decide otherwise, directors’ remuneration accrues from day to day.
46.Additional remuneration for special services
Any director who does not hold executive office with the Company and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine, provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of the Relevant Exchange.
47.Other remuneration
Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company’s subsidiary undertakings or of any parent undertaking of the Company or of any other body corporate in which the Company or any such parent undertaking is interested.
48.Directors’ expenses
A director may be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by them in and about the discharge of their duties, including their expenses of travelling to and from board meetings, committee meetings, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise. Subject to any guidelines and procedures established from time to time by the board, a director may also be paid out of the funds of the Company all expenses incurred by them in obtaining professional advice in connection with the affairs of the Company or the discharge of their duties as a director.
SECRETARY
49.Secretary
Subject to the Companies Act, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between them and the Company).
THE SEAL
50.Authority for execution of a deed
A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.
51.Certificates for shares and debentures
The board may by resolution decide, either generally or in any particular case or cases, that any signature(s) on any certificates for shares or debentures or representing any other form of security issued at any time by the Company need not be autographic but may have any signature applied to it by some mechanical or electronic means, or may be printed on it or, in the case of a certificate executed under the seal or otherwise, need not bear any signature.
REGISTERS
52.Authentication and certification of copies and extracts
Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:
(a)any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;
(b)any resolution passed by the Company, the holders of any class of shares, the board or any committee of the board, whether in hard copy form or electronic form; and
(c)any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including, without limitation, the accounts).
If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

SHARE CAPITAL
53.Shares not required to be fully paid
Subject to the Statutes, a share may be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.
54.Rights attached to shares
Subject to the Statutes and to the rights conferred on the holders of any other shares (including the rights conferred by Article 58), any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.
55.Power to pay commission
The Company may in connection with the issue of any shares exercise all powers of paying commission conferred or permitted by the Statutes. Subject to the provisions of the Companies Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.
56.Power to alter share capital
56.1.Without prejudice to Article 56.4, the Company may exercise the powers conferred by the Statutes to:
(a)increase its share capital by allotting new shares;
(b)reduce its share capital;
(c)sub-divide its shares, or any of them, into shares of smaller nominal amount than its existing shares;
(d)consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares;
(e)redeem and/or cancel any of its shares;
(f)redenominate all or any of its shares and reduce its share capital in connection with such a redenomination; and
(g)determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others, and where any difficulty arises in regard to any consolidation, division or sub-division, the board may settle such difficulty as it sees fit, provided that all classes of Voting Shares must be redenominated, consolidated and divided and/or sub-divided on an equal per share basis as though the Voting Shares represented a single class and, save as expressly contemplated by the rights of the ordinary shares, the B Shares and the C Shares set out in these Articles, ordinary shares, B Shares and C Shares must be consolidated, divided, sub-divided or redesignated on an equal per share basis, such that any consolidation, division, sub-division or redesignation of an ordinary share shall require the consolidation, division, sub-division or redesignation of a B Share and a C Share (and vice versa).
56.2.A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.
56.3.If as a result of any consolidation, division or sub-division of shares, a reclassification or redesignation of shares, a reduction of capital of the Company’s reserves or a distribution of securities in another company, pursuant to which any members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may:
(a)(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or
(b)subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up their holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.
Where the shares to be sold are held in certificated form, the board may, to enable the Company to deal with the shares in accordance with the provisions of this Article 56, authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.
56.4.Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 57, the board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares of the Company, and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the board which may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit.
57.Power to issue redeemable shares
Subject to the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder. The terms, conditions and manner of redemption of such shares may be determined by the board before the shares are allotted.
58.Rights, privileges and restrictions
58.1.Except as otherwise provided in these Articles, the ordinary shares, the B Shares, the C Shares and deferred shares shall each constitute a separate class of shares.
58.2.The ordinary shares shall carry the following rights:
(a)The ordinary shares are Voting Shares and shall be issued with one (1) vote attached to each ordinary share for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes.
(b)The ordinary shares shall have the right, pro rata (on a per share basis) and on a pari passu basis with the other ordinary shares, to receive any dividends or other distributions approved from time to time by the board and otherwise to participate in the profits of the Company, provided that each ordinary share shall participate to the extent of twice the amount of each C Share (on a per share basis).
(c)Subject to the provisions of Articles 58.3(c) and 58.6(c), on a return of capital on a winding-up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis) each ordinary share shall rank pari passu with the rights to the assets of the Company attached to the other ordinary shares and shall be paid an amount equal to a proportionate share of the respective interests of the ordinary shares in the assets of the Company remaining for distribution to the holders of the ordinary shares, provided that each ordinary share shall participate to the extent of twice the amount of each C Share (on a per share basis).
58.3.The B Shares shall carry the following rights:
(a)The B Shares are Voting Shares and shall be issued with ten (10) votes attached to each B Share for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes, provided that, in respect of each B Share, such rights may only be exercised (in person or by proxy, as applicable) exclusively by the First B Shareholder.
(b)The B Shares shall confer no right to participate in the profits of the Company and shall have no right to receive any dividends or other distributions approved from time to time by the board.
(c)On a return of capital on a winding-up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis), there shall be paid to the holders of B Shares the nominal capital paid up or credited as paid up on such B Shares after first paying to the holders of the ordinary shares and the holders of C Shares, as applicable, (i) the nominal capital paid up or credited as paid up on all ordinary shares and C Shares, held by them, together with (ii) the sum of US$10,000,000 on each ordinary share and US$5,000,000 on each C Share.

(d)Each B Share will be redesignated as a deferred share by the Company in accordance with the provisions of Article 59.
(e)The B Shares shall not be capable of Transfer to any person.
(f)No share certificates shall be issued in respect of the B Shares.
(g)B Shares shall only be capable of being issued prior to a US Listing.
58.4.The C Shares shall carry the following rights:
(a)The C Shares are Voting Shares and shall be issued with ten (10) votes attached to each C Share for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes.
(b)The C Shares shall have the right, pro rata (on a per share basis) and on a pari passu basis with the other C Shares, to receive any dividends or other distributions approved from time to time by the board and otherwise to participate in the profits of the Company, provided that each C Share shall participate to the extent of half the amount of each ordinary share (on a per share basis).
(c)Subject to the provisions of Articles 58.3(c) and 58.6(c), on a return of capital on a winding-up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis) each C Share shall rank pari passu with the rights to the assets of the Company attached to the other C Shares and shall be paid an amount equal to a proportionate share of the respective interests of the C Shares in the assets of the Company remaining for distribution to the holders of the C Shares, provided that each C Share shall participate to the extent of half the amount of each ordinary share (on a per share basis).
(d)The C Shares will be redesignated by the Company in accordance with the provisions of Article 60.
(e)The C Shares shall not be capable of Transfer to any person, other than in respect of a Permitted C Share Transfer, provided that, for the purpose of these Articles, the issuance of Depositary Receipts with respect to C Shares and the giving of instructions to, and performance of instructions by, the CPU Depositary shall not constitute a Transfer (including the Transfer of Voting Control over any such C Share).
(f)No share certificates shall be issued in respect of the C Shares.
(g)C Shares shall only be capable of being issued to any person that may be a transferee in respect of a Permitted C Share Transfer prior to the fifth (5th) anniversary of a US Listing which occurs before 31 December 2025, provided that the maximum number of C Shares that may be issued is that number which would result in the aggregate number of votes that are eligible to be cast by the C Shares at a general meeting of the Company being equal to fifteen (15) per cent. of the aggregate number of votes that would have been eligible to be cast by the shares at a general meeting of the Company immediately prior to a US Listing.

58.5.The Company may issue preference shares (“Preference Shares”), which Preference Shares shall be denominated in US dollars with a nominal value to be determined by the board. Preference Shares may be issued in one or more classes or series with or without voting rights attached to them, with the board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The board may determine any other terms and conditions of any class of Preference Shares, including with regards to their rights (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such price or prices or at such rates of exchange and with such adjustments as may be determined by the board. Preference Shares may be issued as redeemable shares, at the option of the board.
58.6.The deferred shares shall carry the following rights:
(a)The holders of deferred shares shall not be entitled in their capacity as holders of deferred shares to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting.
(b)The deferred shares shall confer no right to participate in the profits of the Company and shall have no right to receive any dividends or other distributions approved from time to time by the board.
(c)On a return of capital on a winding-up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis), but not otherwise, there shall be paid to the holders of deferred shares, the nominal capital paid up or credited as paid up on such deferred shares after first paying (A) to the holders of the ordinary shares and the holders of C Shares (i) the nominal capital paid up or credited as paid up on all ordinary shares and C Shares held by them, together with (ii) the sum of US$10,000,000 on each ordinary share and US$5,000,000 on each C Share, and (B) to the holders of the B Shares the nominal capital paid up or credited as paid up on all B Shares held by them.
(d)No share certificates shall be issued in respect of the deferred shares.
(e)Except with the written consent of the board, the deferred shares shall not be capable of Transfer to any person, except that the Company may at any time (and from time to time), subject to the provisions of the Companies Act, without obtaining the sanction of the holder or holders of the deferred shares:
i.appoint any person to execute on behalf of any holder of deferred shares a transfer of all of the deferred shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the board may determine (whether or not an officer of the Company) and/or purchase the same in accordance with the provisions of the Companies Act, in any case for not more than the aggregate amount of one (1) US dollar cent for all the deferred shares then being transferred and/or purchased; and
ii.cancel all or any of the deferred shares so acquired by the Company in accordance with the Companies Act.

(f)The Company may from time to time create, allot and issue further shares, with or without voting rights, whether ranking pari passu with or in priority to the deferred shares and any creation, allotment or issue of such further shares (whether or not ranking in any respect in priority to the deferred shares) shall be treated as being in accordance with the rights attaching to the deferred shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the deferred shares. No reduction in capital by the Company of the capital paid up on the deferred shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Companies Act) without obtaining the consent of the holders of deferred shares. Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of rights attaching to the deferred shares for any purpose or require the consent of the holders of the deferred shares. No amendment to, or replacement of, the articles of association of the Company shall constitute a variation of rights attaching to the deferred shares for any purposes. To the extent that there is any conflict between the provisions of this Article 58.6(f) and any other provision of these Articles, the provisions of this Article 58.6(f) shall prevail.
59.Redesignation of B Shares
59.1.If the board believes that a holder of B Shares has purported to Transfer, or proposed to Transfer any B Shares, or that there is any other basis for the redesignation of any B Shares, the board may send to the relevant holder of B Shares a written notice (a “B Share Notice”) that such holder of B Shares provide to the board any information and documents that the board determines are necessary to confirm, and any certification or attestation that the board may request confirming, beyond reasonable doubt, that any relevant B Shares specified in such notice were not purportedly Transferred or proposed to be Transferred, or should not otherwise be redesignated (a “B Share Confirmation”). Subject to the application of any other provision of this Article 59, if the board has not received a satisfactory B Share Confirmation within thirty (30) Business Days (or such longer period of time as the board may determine) of the date on which the B Share Notice was issued, the board may determine in its absolute discretion that such number of a holder’s B Shares as are specified in the B Share Notice shall be automatically redesignated, without further action by the holder, into a corresponding number of deferred shares.
59.2.The board may send to a holder of B Shares who has made, purported to make or proposed to make, a Permitted Transfer to, or entered into, purported to enter into or proposed to enter into, a Permitted Voting Control Agreement with, any of its Affiliates a written notice (an “Affiliate Notice”) requesting that such holder of B Shares provide to the board any information and documents that the board determines are necessary to confirm, and any certification or attestation that the board may request confirming, beyond reasonable doubt, that any relevant Ordinary Share Interests specified in the Affiliate Notice that were, will be or are proposed to be, the subject of such Permitted Transfer or Permitted Voting Control Agreement, as applicable, are, will be or are proposed to be, recorded in the name of or entered into with, as applicable, an Affiliate of such holder of B Shares (an “Affiliate Confirmation”).
59.3.Subject to the application of any other provision of this Article 59, if the board has not received a satisfactory Affiliate Confirmation within thirty (30) Business Days (or such longer period of time as the board (acting reasonably) may determine) of the date on which the Affiliate Notice was issued (the “Confirmation Date”), such number of a holder’s B Shares shall be automatically redesignated, without further action by the holder, into a corresponding number of deferred shares as is equal to the number of Relevant B Shares that would be redesignated if the number of Ordinary Share Interests specified in the Affiliate Notice (which number shall take into account any subsequent transfers or agreements entered into by, or on behalf of, the relevant Affiliate) were held by the holder of B Shares and transferred by them on the Confirmation Date in the circumstances set out in Article 59.4 and such transfer was not a Permitted Transfer.
59.4.A holder’s Relevant B Shares shall be automatically redesignated, without further action by the holder, into a corresponding number of deferred shares if there is a determination by the board (acting reasonably) that there has been a transfer:
(a)by, or on behalf of, a holder of B Shares or any of its Affiliates of the legal title to a corresponding number of ordinary shares;
(b)by, or on behalf of, a holder of B Shares or any of its Affiliates of Depositary Receipts in respect of a corresponding number of ordinary shares; or
(c)by the Election Agent, on behalf of a holder of B Shares, of any book-entry interest in respect of a corresponding number of ordinary shares within DTC, in each case whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, as a result of any merger, consolidation, liquidation, dissolution, death or otherwise, provided that no redesignation of a B Share shall occur in respect of a Permitted Transfer.
59.5.Notwithstanding any other provision of these Articles, all of a holder’s B Shares shall be automatically redesignated, without further action by the holder, into a corresponding number of deferred shares:
(a)upon the determination by the board (acting reasonably) that there has been a change of control of the holder of such B Shares;
(b)if none of the holder of B Shares and its Affiliates hold Ordinary Share Interests;
(c)upon the death or liquidation (as applicable) of the holder of such B Shares; or
(d)upon the twentieth (20th) anniversary of the first issuance of a B Share.
59.6.A holder’s Corresponding B Shares shall be automatically redesignated, without further action by the holder, into a corresponding number of deferred shares upon the entry by the relevant holder or any of its Affiliates into a Relevant Voting Control Agreement.
59.7.If there is any event which would result in a redesignation of any B Shares in accordance with this Article 59 and the relevant person to which such event relates is, or was, the Affiliate of more than one holder of B Shares, then the determination by the board as to how many B Shares of each of the respective holders of B Shares shall be redesignated (up to the aggregate number of B Shares that are required to be redesignated) shall be final and conclusive.

60.Redesignation of C Shares
60.1.Subject to Article 60.2, each holder of a fully paid C Share shall be entitled to redesignate the whole or part of its holding of C Shares on the basis set out in Article 60.7, by delivering to the Office (or at such other places as the board may from time to time appoint):
(a)written notice of the number of C Shares that are to be redesignated, such notice also to identify the name and address of such holder, as they appear on the Company’s books, and the total number of C Shares held by such holder; and
(b)such additional proof of title to the relevant C Shares of the person requesting redesignation, or authority of such person to request such redesignation, as the board may require.
Any redesignation notice once delivered shall not be withdrawn without the written consent of the board. The redesignation of the C Shares specified in the relevant redesignation notice shall be deemed to have been made at the close of business on the date of receipt by the Company of the relevant redesignation notice and such additional proof of title or authority as the board may require in accordance with this Article 60.1.
60.2.If the board believes that a holder of C Shares has Transferred, purported to Transfer, or proposed to Transfer any C Shares, or that there is any other basis for the redesignation of any C Shares, the board may send to the relevant holder of C Shares a written notice (a “C Share Notice”) that such holder of C Shares provide to the board any information and documents that the board determines are necessary to confirm, and any certification or attestation that the board may request confirming, beyond reasonable doubt, that:
(a)any relevant C Shares specified in such notice were not Transferred, purportedly Transferred or proposed to be Transferred, other than in connection with a Permitted C Share Transfer;
(b)the Controlling C Shareholder and the Controlling C Shareholder Entities hold the entire beneficial interest in such C Shares, including Voting Control; or
(c)any relevant C Shares specified in such notice should not otherwise be redesignated,
(in each case, a “C Share Confirmation”). Subject to the application of any other provision of this Article 60, if the board has not received a satisfactory C Share Confirmation within thirty (30) Business Days (or such longer period of time as the board may determine) of the date on which the C Share Notice was issued, the board may determine in its absolute discretion that such number of a holder’s C Shares as are specified in the C Share Notice shall be automatically redesignated, without further action by the holder, on the basis set out in Article 60.7.
60.3.If there is a determination by the board, in its absolute discretion, that there has been a Transfer of C Shares, excluding a Permitted C Share Transfer, any C Shares that are the subject of such Transfer shall be automatically redesignated without further action by the holder, on the basis set out in Article 60.7. The redesignation of C Shares in accordance with this Article 60.3 shall be deemed to have been made at the close of business on the date of the relevant Transfer.

60.4.If at any time the board becomes aware that a person other than the Controlling C Shareholder or a Controlling C Shareholder Entity holds a beneficial interest in any C Shares, including Voting Control (the C Shares concerned, in each case, being the “Affected C Shares”), the board, in its absolute discretion, shall serve a notice (a “Mandatory Conversion Notice”) on the holder of such Affected C Shares. A Mandatory Conversion Notice shall be in writing, shall specify the Affected C Shares to which it relates and shall specify the date on which the redesignation of the Affected C Shares shall occur in accordance with Article 60.5.
60.5.At the close of business on the date falling ten (10) Business Days after the date on which the Mandatory Conversion Notice was sent (or such later date as the board may determine), the Affected C Shares shall be automatically redesignated without further action by the holder, on the basis set out in Article 60.7, unless prior to such time the board notifies the holder of the Affected C Shares in writing that it is satisfied that the Controlling C Shareholder and the Controlling C Shareholder Entities hold the entire beneficial interest in the relevant C Shares, including Voting Control.
60.6.All of a holder’s C Shares shall be automatically redesignated, without further action by the holder, on the basis set out in Article 60.7, upon:
(a)the Controlling C Shareholder ceasing to provide services to the Company or any of its subsidiaries as a director, officer, employee or consultant;
(b)the death of the Controlling C Shareholder; or
(c)the twentieth (20th) anniversary of a US Listing which occurs before 31 December 2025.
60.7.Any C Shares to be redesignated in accordance with this Article 60 shall be redesignated on the basis that, for every two (2) C Shares to be redesignated, one (1) C Share will be redesignated into one (1) ordinary share and one (1) C Share will be redesignated into one (1) deferred share, provided that, if at any time the number of C Shares to be redesignated is an odd number, the one (1) remaining C Share will be redesignated into one (1) deferred share.
60.8.Following the redesignation of any C Shares pursuant to this Article 60, the Company shall issue and deliver to the relevant holder of the C Shares a new certificate in respect of the ordinary shares resulting from the redesignation without charge within one (1) month of the date of the redesignation. The ordinary shares into which the relevant C Shares are redesignated shall rank pari passu in all respects and form one (1) class with the ordinary shares then in issue.
61.Suspension of rights
61.1.If at any time the board has issued a B Share Notice, an Affiliate Notice or a C Share Notice, as applicable, then the board may in its absolute discretion, by notice (a “Suspension Notice”) to such holder of the B Shares or C Shares to which the relevant B Share Notice, Affiliate Notice or C Share Notice, as applicable, relates, direct that, in respect of the relevant B Shares or C Shares, any action set out in Article 154 be taken as though such B Shares or C Shares, as applicable, were default shares for the purposes of Article 154. Any Suspension Notice shall cease to have effect not more than seven (7) days after receipt by the Company of, as applicable, a B Share Confirmation, an Affiliate Confirmation or a C Share Confirmation, in each case, in a form satisfactory to the board. The board may at any time send a notice cancelling a Suspension Notice.

62.Power to purchase own shares
Subject to the Statutes, the Company may purchase all or any of its shares of any class, including any redeemable shares. On any purchase by the Company of its own shares, neither the Company nor the board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.
63.Power to reduce capital
Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.
64.Trusts not recognised
Except as required by law or these Articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.
65.Rights Plan
65.1.Subject to the provisions of the Statutes, the board may exercise any power of the Company to establish a shareholder rights plan (a “Rights Plan”), including the execution of any document relating to the adoption and/or implementation (or both) of the Rights Plan. The Rights Plan shall be in a form which is consistent with the terms that are described in the Summary of Terms in the Appendix to these Articles or such other terms, having taken into consideration any relevant guidelines published by proxy advisory firms, as are consistent with market practice.
65.2.Subject to the provisions of the Statutes, the board may exercise any power of the Company to grant rights to subscribe for shares of the Company and/or to acquire shares of the Company, in accordance with the Rights Plan (the “Rights”).
65.3.The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 65.1 and 65.2, shall include (without limitation), in the opinion of the majority of the board present at a duly convened meeting, acting in good faith and on such grounds as the board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, improving the likelihood of any or all of the following:
(a)any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;
(b)all members of the Company will be treated equally and fairly and in a similar manner;
(c)an optimum price for ordinary shares would be received by or on behalf of all holders thereof;

(d)the success of the Company would be promoted for the benefit of its members as a whole, having regard to the matters in section 172 of the Companies Act;
(e)the long-term interests of the Company, its employees, its members and its business would be safeguarded;
(f)the Company would not suffer serious economic harm; and/or
(g)the board would have additional time to gather relevant information or pursue appropriate strategies.
65.4.Subject to the provisions of the Statutes, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to:
(a)allot shares pursuant to the exercise of the Rights; or
(b)exchange or cause to be exchanged all or any part of the Rights, in each case other than the Rights of an Acquiring Person, for shares (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares or effect an Exchange, shall include (without limitation) where, in the opinion of the majority of the board members present at a duly convened meeting, acting in good faith and on such grounds as the board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to effect an Exchange or to allot shares, would improve the likelihood that:
(i)the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;
(ii)any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;
(iii)any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented;
(iv)any potential acquisition or change of Control of the Company which would not be likely to promote the success of the Company for the benefit of its members as a whole, having regard to the matters in section 172 of the Companies Act, would be prevented;
(v)the long-term interests of the Company and/or its members, its employees and its business would be safeguarded; or
(vi)the Company would not suffer serious economic harm,
or all or any of the above.

65.5.For the purposes of Articles 65.1 to 65.4:
(a)a person shall be treated as entitled to acquire anything which he or she is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;
(b)there shall be attributed to any person (other than a Depositary) any rights or powers of a nominee of him or her, that is to say, any rights or powers which another person possesses on his or her behalf or may be required to exercise on his or her direction or behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person);
(c)“Acquiring Person” means a person having Control of the Company as determined by the board in its absolute discretion;
(d)“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the US federal securities laws, including the Exchange Act, and shall mean the notional securities underlying any derivatives contract held by the person or group in question (whether to be settled in cash, shares or others);
(e)“Control” means that a person, alone or with (I) a group of affiliated or associated persons, (II) anyone with whom he or she is acting in concert, or (III) both, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, alone or with (x) a group of affiliated or associated persons, (y) anyone with whom he or she is acting in concert, or (z) both, possesses or is entitled to acquire:
i.beneficial ownership of fifteen (15) per cent. or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting of the Company;
ii.such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or she or any other person has as a loan creditor), entitle him or her to receive fifteen (15) per cent. or more of the income or assets so distributed;
iii.such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him or her to receive fifteen (15) per cent. or more of the assets of the Company which would then be available for distribution among the members;
(f)“group of affiliated or associated persons” shall have the meaning given to such terms under the Exchange Act; and
(g)“person” means, without limitation, any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership,

in each case whether or not having a separate legal personality provided that any reference to a person shall not include a person providing depositary or clearance services or a nominee of such person.
66.Uncertificated Shares
Subject to the provisions of the Regulations, and without prejudice to any powers which the Company or the board may have to issue, allot, dispose of, convert or otherwise deal with or make arrangements in relation to shares and other securities in any form:
(a)the board may permit the holding of shares in any class in uncertificated form;
(b)the Company may issue shares in uncertificated form;
(c)shares may be converted from certificated form to uncertificated form and vice versa; and
(d)title to shares in any class may be transferred by means of a Relevant System.
67.No separate class of shares
Shares that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.
68.Exercise of Company’s entitlements in respect of Uncertificated Shares
Where the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles and the facilities and requirements of the Relevant System:
(a)to require the holder of that Uncertificated Share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;
(b)to require the holder of that Uncertificated Share by notice to give any instructions necessary to transfer title to that share by means of the Relevant System within the period specified in the notice;
(c)to require the holder of that Uncertificated Share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the Relevant System, necessary to transfer that share within the period specified in the notice and such steps shall be as effective as if they had been taken by the registered holder of that share; and
(d)to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

VARIATION OF RIGHTS
69.Variation of rights
69.1.Subject to the provisions of the Statutes, if at any time the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied or abrogated in such manner (if any) as those rights may provide or (if no such provision is made) either:
(a)with the consent in writing of the holders of three-fourths (3/4) in nominal value of the issued shares of that class (excluding any shares of that class that are held as treasury shares), which consent shall be in hard copy form or electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or
(b)with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise.
69.2.Where there are two (2) or more classes of shares, every decision by general meeting shall be subject to a separate vote by each class of shareholders whose class rights are affected thereby.
69.3.For the purposes of Article 69.1, if at any time the share capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attaching to any share or class of share, those rights shall be varied or deemed to be varied, save in respect of deferred shares and any reduction of the Company’s share premium account, by the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares, but shall not be varied or deemed to be varied by:
(a)the creation, allotment or issue of further shares ranking in priority to, pari passu with (save as to the date from which such new shares shall rank for dividend), or subsequent to, that share or class of shares already issued;
(b)the purchase or redemption by the Company of its own shares or the holding of such shares as treasury shares in accordance with the provisions of the Statutes;
(c)the sale of any shares held as treasury shares in accordance with the provisions of the Statutes; or
(d)the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a Relevant System.
69.4.The provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every separate meeting of the holders of any class of share.

70.US Bank Holding Company Act provisions
70.1.The provisions of this Article 70 are applicable to any shares in respect of which any person interested in such shares provides to the Company written notice that it is subject to the provisions of the Bank Holding Company Act of 1956 (12 U.S.C. 1841 et seq.), as amended (“US BHC Act”) (such a person, a “BHC Investor”).
70.2.Notwithstanding anything to the contrary in these Articles, and except as expressly provided in this Article 70, the holder of those shares in which the BHC Investor is interested in excess of 4.99 per cent. of the votes of any Class of BHC Voting Shares of the Company (such excess portion above 4.99 per cent. of the Class of BHC Voting Shares of the Company, the “Non-Voting BHC Shares”) shall not be entitled to vote such Non-Voting BHC Shares, either in person or by proxy, at any general meeting or separate meeting of the holders of any class of shares of the Company, except with respect to matters that are deemed permissible for “nonvoting securities” under 12 C.F.R. § 225.2(q)(2).
70.3.An ordinary share that is a Non-Voting BHC Share and a corresponding B Share that is a Non-Voting BHC Share shall become a Voting Share if the relevant ordinary share that is a Non-Voting BHC Share is assigned or transferred to a holder that is not an “affiliate” (as that term is defined for purposes of the US BHC Act or Regulation Y of the Federal Reserve) of the relevant BHC Investor or assignee or transferee of such BHC Investor, but only if such assignment or transfer is:
(a)to the Company;
(b)in a transaction in which no assignee or transferee (or group of associated assignees or transferees) would receive two (2) per cent. or more of the outstanding shares of any Class of BHC Voting Shares of the Company;
(c)in a widespread public distribution; or
(d)to an assignee or transferee that would control more than fifty (50) per cent. of every Class of BHC Voting Shares of the Company without any transfer from the assignor or transferor.
70.4.Immediately following receipt of written notice pursuant to Article 70.1, the Company will be deemed to have been given the authority by the relevant BHC Investor to give instructions and complete documentation to effect the transfer of the relevant shares to the Depositary Nominee and for Depositary Receipts to be issued in respect of the relevant shares.
70.5.Should the provisions of the US BHC Act no longer apply to a BHC Investor, such BHC Investor shall provide the Company with written notice that is no longer subject to the provisions of the US BHC Act, together with any supporting evidence that the board (acting reasonably) may require. If the board (acting reasonably) is satisfied that the relevant BHC Investor is not subject to the US BHC Act, the provisions of this Article 70 shall cease to apply to the Non-Voting BHC Shares (such that, for the avoidance of doubt, voting rights suspended under this Article 70 are reinstated) unless and until such former BHC Investor gives written notice pursuant to Article 70.1 again.

70.6.For as long as any BHC Investor has an interest in Non-Voting BHC Shares of the Company, this Article 70 may not be amended or terminated and the provisions hereof may not be waived without consent of each such BHC Investor.
70.7.The following definitions apply to this Article 70:
(a)“BHC Investor” has the meaning given in Article 70.1;
(b)“Class of BHC Voting Shares of the Company” has the meaning given to the term “Class of Voting Shares” in section 225.2(q)(3) of Regulation Y of the Federal Reserve (12 C.F.R. § 225.2(q)(3));
(c)“Federal Reserve” means the Board of Governors of the Federal Reserve System; and
(d)“Non-Voting BHC Share” has the meaning given to it in Article 70.2.
SHARE CERTIFICATES
71.Issue of share certificates
71.1.A person whose name is entered in the Register as the holder of any shares (except for (i) deferred shares and (ii) any shares in respect of which the Company is not legally required to have a certificate completed and ready for delivery) shall be entitled, except as provided by and otherwise in accordance with the Statutes (unless the conditions of issue otherwise provide), to receive one certificate for those shares, or one certificate for each class of those shares and, if they transfer part of the shares represented by a certificate in their name to receive a new certificate for the balance of those shares. Subject to the Statutes, share certificates may be issued in electronic rather than hard copy form at the absolute discretion of the directors.
71.2.In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all. Shares of different classes may not be included in the same certificate.
71.3.A share certificate shall be issued and either signed by at least one director and the secretary or by at least two (2) directors (which may include any signature being applied mechanically or electronically) or by any one director in the presence of a witness who attests the signature, or made effective in such other way as the directors decide. A share certificate shall specify the number, class and any distinguishing number of the shares to which it relates and the nominal value and the amount or respective amounts paid up on the shares. Any certificate so issued shall, as against the Company, be prima facie evidence of title of the person named in that certificate to the shares comprised in it.
71.4.A share certificate may be given to a member in accordance with the provisions of these Articles on notices.
72.Charges for and replacement of certificates
72.1.Except as expressly provided to the contrary in these Articles, no fee shall be charged for the issue of a share certificate.

72.2.Any two (2) or more certificates representing shares of any one class held by any member may at their request be cancelled and a single new certificate issued.
72.3.If any member surrenders for cancellation a certificate representing shares held by them and requests the Company to issue two (2) or more certificates representing those shares in such proportions as they may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.
72.4.If a certificate is damaged, defaced, worn out or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged, defaced or worn out, on delivery up of the old certificate.
72.5.In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this Article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.
SHARES IN UNCERTIFICATED FORM
73.Power to use a Relevant System
The directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Article 74 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of shares concerned to be a participating security.
74.Effect of the Regulations
74.1.In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:
(a)the holding of shares of that class in uncertificated form;
(b)the transfer of title to shares of the class by means of a Relevant System; or
(c)the Regulations,
and, without prejudice to the generality of this Article 74, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of shares of that class in uncertificated form.

74.2.Without prejudice to the generality of Article 74.1 and notwithstanding anything contained in these Articles, where any class of shares is, for the time being, a participating security (such class being referred to in these Articles as the “Relevant Class”):
(a)shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;
(b)unless the board otherwise determines, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;
(c)shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;
(d)title to shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly the provisions of these Articles shall not apply in respect of such shares to the extent that they require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred;
(e)the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;
(f)the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and
(g)Articles 71 to 72 shall not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.
75.Disposal, forfeiture and surrender of Uncertificated Shares
If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an Uncertificated Share then, subject to these Articles and the Statutes, such entitlement shall include the right of the board to:
(a)require the holder of the Uncertificated Share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a Certificated Share for so long as the board requires;
(b)appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and
(c)take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise enforce a lien in respect of that share.

76.Register of Uncertificated Securities
The Company shall be entitled to assume that the entries of any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant register of securities held by the Operator are a complete and accurate reproduction of the particulars entered into the register of securities held by the Operator and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption, and, in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant register of securities (as so maintained and reconciled).
LIENS
77.Company to have a lien on shares
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article 77. The Company’s lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.
78.Enforcement by sale
The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice in writing has been sent to the holder of the share in question, or to the person entitled to it by transmission, demanding payment of the sum presently payable and stating that if the notice is not complied with the share may be sold.
79.Giving effect to sale
To give effect to any such sale, the board may, if the share is a Certificated Share, authorise such person as it directs to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an Uncertificated Share, the board may, to enable the Company to deal with the share in accordance with the provisions of this Article 79, exercise any of the powers of the Company under Article 68 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money, and his or her title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.
80.Application of proceeds
The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a Certificated Share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a Certificated Share or an Uncertificated Share, subject to a like lien for any monies not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES
81.Power to make calls
Subject to the terms of allotment of any shares, the board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his or her shares as required by the notice. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him or her even if the shares in respect of which the call was made are subsequently transferred.
82.Time when call made
A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.
83.Liability of joint holders
The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.
84.Interest payable
If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is actually paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding fifteen (15) per cent. per annum, or, if higher, the appropriate rate (as defined in the Companies Act), but the board may in respect of any individual member waive payment of such interest wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article 84 in relation thereto remain due.
85.Deemed calls
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.
86.Differentiation on calls
Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

87.Payment of calls in advance
The board may, if it thinks fit, receive from any member all or any part of the monies uncalled and unpaid on any share held by him or her. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the monies so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) fifteen (15) per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act).
FORFEITURE AND SURRENDER
88.Notice requiring payment of call
If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, give the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
89.Forfeiture for non-compliance
If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the Register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture, which shall be deemed to occur at the time of the passing of the relevant board resolution. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.
90.Sale of forfeited shares
Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited Certificated Share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

91.Liability following forfeiture
A person, any of whose shares have been forfeited or surrendered, shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him or her to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding fifteen (15) per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.
92.Surrender
The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
93.Extinction of rights
The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited or surrendered and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.
94.Evidence of forfeiture or surrender
A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer, if necessary) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his or her title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
TRANSFERS OF SHARES
95.Method of transfer
Subject to these Articles:
(a)and without prejudice to any power of the Company to register as a shareholder a person to whom the right to any share has been transmitted by operation of law, each member may transfer all or any of its shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a share which is not fully paid up) by or on behalf of the transferee. An instrument of transfer need not be under seal; and
(b)each member may transfer all or any of its shares which are in uncertificated form by means of the Relevant System in such manner as is provided for in the Regulations. No provision of these Articles shall apply in respect of an Uncertificated Share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.
96.Transfers of partly paid Certificated Shares
The board may, in its absolute discretion, refuse to register the transfer of a Certificated Share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.
97.Invalid transfers of Certificated Shares
The board may in its absolute discretion and without giving any reason therefor also refuse to register the transfer:
(a)of a Certificated Share unless the instrument of transfer:
(i)is for a share which is fully paid up;
(ii)is lodged, duly stamped (if stampable), at the Office or at another place appointed by the board, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer, or evidence of someone other than the transferor to make the transfer on the transferor’s behalf;
(iii)is in respect of only one class of shares;
(iv)is in favour of not more than four (4) transferees; and
(v)where it is in favour of a Depositary, and subject to Article 97(d), is in a form reasonably satisfactory to the board; or
(b)of a Certificated Share if the transfer is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share in accordance with Article 78;
(c)of a Certificated Share if it is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires; or
(d)if such transfer may violate any law or regulation applicable to the Company, the shares, the holder, the member or proposed transferee or breach of any contractual obligation whether or not the Company is a party to or beneficiary of such contract, and in each case such decision(s) may be delegated by the board in accordance with these Articles. For the avoidance of doubt, the transfer of a B Share cannot be registered.
98.Invalid transfers of Uncertificated Shares
The board may also refuse to register a transfer of Uncertificated Shares in any circumstances that are allowed or required by the Regulations or the Relevant System.
99.Notice of refusal to register
If the board refuses to register a transfer of a Certificated Share, it shall send the transferee notice of its refusal as soon as reasonably practicable and, in any event, within two (2) months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form), or the instructions to the Relevant System were received, together with reasons for the refusal.
100.No fee payable on registration
No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
101.Written instrument of transfer
For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes and the rules of the Relevant Exchange provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of the Relevant Exchange to regulate the transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the board or the Operator of any Relevant System of the registration of those transfers.
102.Renunciation of allotment
Nothing in these Articles shall preclude the board from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.
103.Lock-up of shares
103.1.In connection with a US Listing, any director of the Company, or any other person appointed by the board, may execute and deliver on behalf of each member a Lock-Up Agreement in a form approved by a majority of the board relating to (A) all of the shares that are not to be sold in the US Listing (including any shares which may be sold upon exercise of any over-allotment option) registered in the name of such members from time to time between the effective date of these Articles and immediately prior to the deposit with DTC of shares sold in the US Listing and (B) except to the extent issued to the Depositary Nominee or Cede & Co. (as nominee for DTC), any shares issued during the Lock-Up Period in consideration for shares resulting from the exercise of options, warrants or other convertible securities issued by the Company or one of its subsidiaries, provided that, in each case, the restrictions pursuant to any such Lock-Up Agreement shall not extend for more than the Lock-Up Period.

103.2.For the purposes of Article 103.1:
(a)“Lock-Up Agreement” shall mean an agreement entered into between the Underwriters and a member for the benefit of the Company and the Underwriters whereby such member agrees that it will not, without the prior written consent of the managing Underwriter(s) or pursuant to certain exceptions set forth in such agreement, during the Lock-Up Period, without limitation, (i) lend, offer, pledge, sell, contract to sell, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares or any securities convertible into or exercisable or exchangeable for shares of the Company held immediately before the effective date of any registration statement or other offering document for such offering or (ii) enter into any swap, hedging or other transaction or arrangement that transfers, or is designed to transfer, to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in sub-paragraphs (i) or (ii) is to be settled by delivery of shares or other securities, in cash, or otherwise.
(b)“Lock-Up Period” means the period of one hundred and eighty (180) days following the date of the Underwriting Agreement.
(c)“Underwriters” means those banks underwriting the US Listing.
(d)“Underwriting Agreement” means the underwriting agreement entered into by the Company and the Underwriters in connection with the US Listing.
104.Depositary arrangements
104.1.Subject to Article 104.2, the directors may make arrangements for the transfer of all or any ordinary shares in connection with and conditional upon an IPO on a Relevant Exchange in the United States (the “US Listing”) becoming effective such that the legal title to (but not the beneficial ownership of) any and each ordinary share shall be transferred (and any outstanding share certificate(s) in respect thereof shall be automatically cancelled) without any further action by the shareholder of the Company registered as the holder of such ordinary shares immediately prior to the US Listing (the “Relevant Shareholder”) (in the manner set out in Article 104.4) to GTU Ops Inc. (acting in its capacity as nominee (the “Depositary Nominee”)) for Computershare Trust Company, N.A. acting in its capacity as depositary (the “CPU Depositary”) (or such other depositary nominee as the CPU Depositary may nominate), against which the CPU Depositary shall (in its capacity as depositary) issue to Computershare Trust Company, N.A. acting in its capacity as election agent (the “Election Agent”) (or such other person as the directors may nominate) Depositary Receipts each representing such ordinary shares to be held on behalf of such Relevant Shareholder subject to the terms of the Deposit Agreement.
104.2.Nothing in Article 104.1 shall apply to any ordinary share held by Affiliate Shareholders upon or immediately prior to the effectiveness of the US Listing, the legal title to which shall, immediately upon the effectiveness of the US Listing, be transferred (and any outstanding share certificate(s) in respect thereof shall be automatically cancelled) (without any further action by such Affiliate Shareholder or the Company) to the Depositary Nominee as nominee for the CPU Depositary (or to such other depositary nominee as the CPU Depositary may nominate), against which the CPU Depositary shall (in its capacity as depositary) issue to each Affiliate Shareholder Depositary Receipts each representing such ordinary shares and the Affiliate Shareholders will be deemed to agree to, and will be bound by, the terms and conditions of the Depositary Receipts issued by the CPU Depositary in accordance with the Deposit Agreement.
104.3.Following the exercise of the powers in Articles 104.1 and 104.2:
(a)all mandates, preferences, elections and instructions of shareholders as regards their holding of shares relating to the payment currency of dividends which are in force immediately prior to the effectiveness of the US Listing will no longer be valid; and
(b)instructions of shareholders regarding their holding of shares (or entitlements thereto) relating to notices and other communications which are in force immediately prior to the effectiveness of the US Listing will no longer be valid.
104.4.The board may appoint any director or any other person as attorney and/or agent for a shareholder to execute and deliver as transferor one or more forms of transfer or instructions of transfer on behalf of the Relevant Shareholder or Affiliate Shareholder (as the case may be) in favour of GTU Ops Inc. (as Depositary Nominee) and do all such other things and execute and deliver all such documents as may in the opinion of the board or any attorney and/or agent appointed by it be necessary or desirable to give effect to the arrangements described in this Article 104 (including, without limitation, implementing one or more transfers of shares to the Depositary Nominee as contemplated in Article 104.1).
104.5.The board may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements under this Article 104 including, without limitation, treating a Depositary Receipt holder or a beneficial owner of such Depositary Receipts as if it were a holder directly of the shares or interest in shares represented thereby for the purposes of these Articles.
TRANSMISSION OF SHARES
105.Transmission on death
Subject to any rights or restrictions attached to any shares (including the redesignation of the B Shares upon the death of a holder of B Shares), if a member dies, the survivor, where the deceased was a joint holder, and their personal representatives where such member was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to their shares, but nothing in these Articles shall release the estate of a deceased holder from any liability in respect of any share held by them solely or jointly.
106.Election of a transmittee
106.1.A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this Article, elect either to be registered as the holder of the share or to have another person nominated by them registered as the holder of the share. If they elect to become the holder, they shall send notice to the Company to that effect. If they elect to have another person registered and the share is a Certificated Share, they shall execute an instrument of transfer of the share to that person. If they elect to have themselves or another person registered and the share is an Uncertificated Share, they shall take any action the board may require (including, without limitation, the execution of any document) to enable themselves or that person to be registered as the holder of the share.
106.2.The provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.
107.Rights of a transmittee
107.1.A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall, on production of any evidence as to their entitlement properly required by the board and subject to the requirements of Article 106, have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as they would have if they were the holder except that, until they become the holder, they shall not be entitled to receive notice of, or attend or vote at any general meeting of the Company or of any separate meeting of the holders of any class of shares.
107.2.The board may at any time give notice requiring any such person to elect either to be registered themselves or to transfer the share and, if after ninety (90) days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.
DIVIDENDS AND OTHER DISTRIBUTIONS
108.Declaration of dividends by the Company
The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.
109.Interim dividends
Subject to the provisions of the Statutes, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution and the position of the Company. If the share capital is divided into different classes, the board may:
(a)pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and
(b)pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.
If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.
110.Record date for dividends etc.
Notwithstanding any other provision of these Articles, and subject to the Companies Act, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.
111.Declaration and payment in different currencies
111.1.Except as otherwise provided by the rights attached to shares:
(a)all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; and
(b)all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.
For the purpose of this Article 111, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.
111.2.The board may agree with any member that dividends which may at any time or from time to time be declared or become due on their shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.
112.Dividend in specie
A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including, without limitation, paid up shares or debentures of another body corporate. If the shares in respect of which any such proposed non-cash distribution is paid are Uncertificated Shares, any shares in the Company which are issued as non-cash consideration in respect of them must be uncertificated. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including, without limitation, (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

113.Permitted deductions and retentions
The board may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him or her to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.
114.Methods of payment to holders and others entitled
Any dividend or other monies payable in respect of a share may be paid (whether in Dollars or another currency) by such method or combination of methods as the board, in its absolute discretion, may decide and subject in the case of joint holders of a share to the provisions of Article 115. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the board may decide, the board may decide that payment shall be made wholly or partly:
(a)in cash; or
(b)by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or
(c)by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;
(d)if any share is in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of the Relevant System); or
(e)by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.
Without prejudice to paragraph (d) of the foregoing, in respect of any shares in uncertificated form, such payment may include sending by the Company or any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing.
115.Joint entitlement
If two (2) or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may (without prejudice to Article 116):
(a)pay any dividend or other monies payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)for the purpose of Article 114, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.
116.Discharge to Company and risk
The transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the board to an account (of a type approved by the board) or, in respect of an Uncertificated Share, the making of payment in accordance with the facilities and requirements of the Relevant System shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent or transfer of funds or payment made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 114.
117.Interest not payable
No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
118.Treatment of unclaimed dividends
Any dividend which has remained unclaimed for twelve (12) years from the date when it became due for payment shall, if the board so resolves, be forfeited, cease to remain owing by the Company and shall revert to the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two (2) consecutive occasions, or, following one (1) such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article 118 in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant, cheque or similar financial instrument.
119.Scrip dividends
The board may offer any holder of shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend subject to the following terms and conditions:
(a)each holder of shares shall be entitled to that number of new ordinary shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a “new ordinary share”). For this purpose, the value of each new ordinary share shall be:
(i)equal to the average quotation for the ordinary shares, that is, the average of the closing prices for ordinary shares on the Relevant Exchange or, if a Relevant Exchange quote is not available, such other exchange or quotation service on which the Company’s ordinary shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such ordinary shares are first quoted ex the relevant dividend and the four (4) subsequent Business Days; or
(ii)calculated in any other manner the board considers fit,
but shall never be less than the par value of the new ordinary share. A certificate or report by the auditors as to the value of a new ordinary share in respect of any dividend shall be conclusive evidence of that value;
(b)on or as soon as possible after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of the relevant shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective;
(c)the board shall not proceed with any election unless the board has sufficient authority to allot new ordinary shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined;
(d)the board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;
(e)the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the “elected shares”) and instead such number of new ordinary shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 119. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including, without limitation, the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new ordinary shares to be allotted and apply it in paying up in full the appropriate number of new ordinary shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 119;
(f)the new ordinary shares when allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted;
(g)no fraction of an ordinary share shall be allotted. The board may make such provisions as it thinks fit for any fractional entitlements, including, without limitation, payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid ordinary shares to any holder;

(h)the board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 119 or otherwise in connection with any offer made pursuant to this Article 119 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned; and
(i)the board may, at its absolute discretion, amend, suspend or terminate any offer pursuant to the above.
120.Waiver of distributions
120.1.Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:
(a)the share has more than one holder; or
(b)more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,
120.2.the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.
CAPITALISATION OF PROFITS AND RESERVES
121.Power to capitalise
Without prejudice to any authority granted to the board prior to the adoption of these Articles, the board may with the authority of an ordinary resolution of the Company:
(a)subject to the provisions of this Article 121, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including, without limitation, the Company’s share premium account and capital redemption reserve, if any;
(b)appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportion to the nominal amount of the shares (whether or not fully paid up) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum was then distributed by way of dividend;
(c)apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, but the share premium account, the capital redemption reserve, and any profits which are not available for distribution, may, for the purposes of this Article 121, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;
(e)resolve that any shares so allotted to any member in respect of any holding by him or her of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend;
(f)where shares or debentures become, or would otherwise become, distributable under this Article 121 in fractions, make such provision as they think fit for any fractional entitlements, including, without limitation, authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;
(g)authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:
(i)the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or
(ii)the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and
(h)generally do all acts and things required to give effect to the ordinary resolution.
122.Capitalisation of reserves: Rights Plan
122.1.Notwithstanding Article 121, where:
(a)the board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 65.1 and 65.2 above, and
(b)the board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for shares, for the purposes of giving effect to any such exchange as is referred to in Article 122.1(b), the board may (without the authority of an ordinary resolution of the Company):
(c)resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including, without limitation, the Company’s share premium account and capital redemption reserve, whether or not available for distribution, being an amount equal to the nominal amount of the shares which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

(d)apply that sum in paying up in full shares and allot such shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).
122.2.The provisions of Articles 121(f), 121(g) and 121(h) shall apply (mutatis mutandis) to any resolution of the board pursuant to Article 122.1(b) as they apply to any resolution of the board pursuant to Article 121.
122.3.For the purposes of Article 122 above, “Acquiring Person” shall have the meaning ascribed to it in Article 65.5(c).
123.Capitalisation of reserves: Incentive Arrangements
Notwithstanding Article 121, and subject to the authority of an ordinary resolution, where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) or any similar scheme under which participation is extended to any person who may not participate in an employees’ share scheme (within the meaning of section 1166 of the Companies Act) of the Company or any of its subsidiaries:
(a)the Company has granted options or other rights to subscribe for shares (together in this Article 123, “options”) on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the board may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 121(a) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly; and
(b)the Company has granted (or assumed liability to satisfy) rights to acquire shares (whether in the form of share options, share or stock units, restricted shares or stock, restricted stock or share units, share or stock appreciation rights, performance shares, dividend equivalent rights or otherwise), then the board may, in connection with the issue of shares, capitalise any such profits or other sum as is mentioned in Article 121(a) to the extent necessary to pay up the nominal value of the shares which fall to be issued in connection with such rights to acquire and apply such amount in paying up such nominal value and allot shares fully paid accordingly.
124.Capitalisation of reserves: B Shares
Notwithstanding Article 121, on one occasion before a US Listing, the board may (without the authority of an ordinary resolution of the Company) capitalise any such profits or other sum as are mentioned in Article 121(a) to pay up B Shares and cause them to be issued to each holder of ordinary shares.

125.Reservation of profit
The board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the absolute discretion of the board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application, may, also at the board’s absolute discretion, either be employed in the business of the Company or be invested in such investments as the board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The board may also, without placing the same to a reserve, carry forward any profits which it may deem prudent not to distribute.
GENERAL MEETINGS
126.Convening of general meetings
126.1.The board shall convene and the Company shall hold general meetings and annual general meetings in accordance with the Statutes.
126.2.The board may convene a general meeting other than an annual general meeting whenever it thinks fit. The board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the general meeting is to be held as a physical general meeting or an electronic general meeting. The board may call general meetings whenever and at such times and places (including electronic platforms) as it shall determine.
126.3.A general meeting may also be convened in accordance with Article 6.
126.4.A general meeting shall also be convened by the board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.
126.5.The board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.
126.6.A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than ninety-five (95) per cent. in nominal value of the shares giving that right (excluding any shares held as treasury shares).
127.Separate general meetings
Subject to these Articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these Articles relating to general meetings of the Company (including provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company, except that:
(a)the necessary quorum shall be two (2) persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of their holding, who shall be deemed to constitute a meeting;
(b)any holder of shares of the class present in person or by proxy may demand a poll; and
(c)each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by the holder.
For the purpose of this Article 127, where a person is present by proxy or proxies, he or she is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.
NOTICE OF GENERAL MEETINGS
128.Length and form of notice
128.1.Subject to the Statutes, an annual general meeting shall be called by not less than 21 clear days’ notice and all other general meetings shall be called by not less than 14 clear days’ notice or by not less than such minimum notice period as is permitted by the Statutes.
128.2.The notice shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.
129.Recipients of notice
Subject to the provisions of the Statutes, to the provisions of these Articles and to any special rights or restrictions imposed on any shares, the notice shall be sent to every member as of the record date of such meeting and every director.
130.Contents of notice: general
130.1.Subject to the provisions of the Statutes, the notice shall specify:
(a)whether the meeting shall be a physical and/or electronic general meeting;
(b)for physical meetings, the time, date and place of the meeting (including, without limitation, any satellite meeting place arranged for the purposes of Article 134, which shall be identified as such in the notice); and
(c)for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the board, in its absolute discretion, sees fit, and the general nature of the business to be dealt with and shall state, with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies, to attend, to speak and to vote instead of him or her and that a proxy need not be a member.
130.2.Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice.
131.Contents of notice: additional requirements
In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall include the text of the resolution and shall specify the intention to propose the resolution as a special resolution.
132.General meeting record date
Notwithstanding any other provision of these Articles, and subject to the Companies Act, the Company or the board may, for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting provided that such time shall not be more than forty (40) days nor less than ten (10) days before the date of such meeting, and changes to the Register after the time specified by virtue of this Article 132 shall be disregarded in determining the rights of any person to attend or vote at the meeting.
133.Notifying other arrangements for viewing and hearing proceedings
The notice shall include details of any arrangements made for the purpose of Article 137 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).
134.General meetings at more than one place
Without prejudice to Article 130, the board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:
(a)participate in the business for which the meeting has been convened;
(b)hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and
(c)be heard by all other persons so present in the same way.

The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.
135.Electronic general meetings
Without prejudice to Article 130, the board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by means of an electronic platform or electronic platforms with no member necessarily in physical attendance (such meeting being an “electronic general meeting”). The members or their proxies present by means of an electronic platform or electronic platforms shall be counted in the quorum for, and entitled to participate in and to vote at, the electronic general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the electronic general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members or their proxies attending the electronic general meeting who are not present together at the same place may, by means of an electronic platform or electronic platforms, attend and speak and vote at it.
Nothing in these Articles prevents a general meeting being held both physically and electronically.
136.Interruption or adjournment where facilities inadequate
If it appears to the chair of the general meeting that:
(a)the facilities at the principal meeting place or any satellite meeting place; or
(b)the electronic platform, facilities or security at the electronic general meeting, have become inadequate for the purposes referred to in Articles 134 or 135, then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 149 shall apply to that adjournment.
137.Other arrangement for viewing and hearing proceedings at physical general meetings
The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical meeting and not also as an electronic meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

138.Controlling level of attendance at physical general meetings
For meetings held in accordance with Article 134, the board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 134 or Article 137 (including, without limitation, the issue of tickets or the imposition of some other means of selection) which it, in its absolute discretion, considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 134 or Article 137. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.
139.Change in place/electronic platform and/or time of meeting
If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held, the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold:
(a)the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 134 or Article 137 applies); or
(b)the electronic general meeting on the electronic platform specified in the notice, and/or, in either case, at the specified time, it may change the place (or any of the places, in the case of a meeting to which Article 134 or Article 137 applies) or electronic platform and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 134 or Article 137 applies) or electronic platform and/or postpone the time again if it decides that it is reasonable to do so. In either case:
(i)no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of, or electronic platform for, the meeting by means of a notice on the Company’s website and shall make arrangements for notices of the change of place or electronic platform and/or postponement to appear at the original place or electronic platform and/or at the original time; and
(ii)a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 159.2(a)(i) or Article 159.2(b)(i)(A) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 159.2(a)(ii) or Article 159.2(b)(i)(B), by the time specified by the board (as the board may determine, in compliance with the provisions of the Statutes), provided that the board may specify, when determining the dates by which proxies are to be lodged, that no account shall be taken of any part of that day that is not a working day.

140.Meaning of participate
140.1.For the purposes of Articles 134, 136, 137 and 138, in relation to physical general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.
140.2.For the purposes of Articles 135, 136 and 139, in relation to electronic general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Statutes or these Articles to be made available at the meeting.
141.Omission or non-receipt of notice
141.1.The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non-receipt of any such notice, document or information by, any person entitled to receive any such notice, document or information shall not invalidate the proceedings of that meeting.
141.2.The board may postpone a general meeting if it deems it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.
PROCEEDINGS AT GENERAL MEETINGS
142.Quorum
142.1.No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chair, which shall not be treated as part of the business of the meeting.
142.2.Except as otherwise provided by these Articles, two (2) qualifying persons entitled to vote shall be a quorum, unless:
(a)each is a qualifying person only because they are authorised under the Companies Acts to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation;
(b)each is a qualifying person only because they are appointed as proxy of a member in relation to the meeting, and they are proxies of the same member; or
(c)the Company only has one member, in which case the quorum shall be one (1) qualifying person entitled to vote.
142.3.For the purposes of this Article 142, a qualifying person means:
(a)an individual who is a member of the Company;

(b)a person authorised to act as the representative of a corporation in relation to the meeting; or
(c)a person appointed as proxy of a member in relation to the meeting.
142.4.If within fifteen (15) minutes (or such longer time as the chair of the meeting may reasonably decide) from the time fixed for holding a general meeting a quorum is not present or during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and, in any other case, shall stand adjourned to such time and place or electronic platform (being not less than fourteen (14) days nor more than twenty-eight (28) days thereafter) as the chair of the meeting may, subject to the provisions of the Statutes, determine. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be two (2) members present in person or by proxy and entitled to vote. The adjourned meeting shall be dissolved if a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, provided that the Company must give at least seven (7) clear days’ notice of any adjourned meeting (that is, excluding the day of the adjourned meeting and the day on which notice is given) to the same persons to whom notice of the Company’s general meeting is required to be given and containing the same information which such notice is required to contain.
143.Chair
At each general meeting, the chair of the board (if any) or, if they are absent or unwilling, the deputy chair (if any) of the board or (if more than one deputy chair is present and willing) the deputy chair who has been longest in such office, shall preside as chair of the meeting. If neither the chair nor deputy chair is present within fifteen (15) minutes after the time fixed for holding the meeting and willing to preside as chair, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing to preside as chair, that director, shall preside as chair of the meeting. If no director is present within fifteen (15) minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chair of the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to preside as chair of the meeting.
144.Right to attend and speak
144.1.A director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares, whether or not they are a member.
144.2.The chair may invite any person to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares if they consider that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.
144.3.In addition, the chair may invite any person who has been nominated by a member of the Company (provided that the chair is satisfied that at such time as the chair may determine, the member holds any shares in the Company as such person’s nominee) to attend and, if the chair considers it appropriate, to speak at general meetings.

145.Security at general meetings
The board or the chair of the meeting may make any arrangement and impose any requirement or restriction it or they consider appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board or the chair of the meeting are entitled in its or his or her absolute discretion to refuse entry to, or eject from any general meeting, a person who refuses to comply with these arrangements, requirements or restrictions.
146.Security at electronic general meetings
The board or the chair at any electronic general meeting may make any arrangement and impose any requirement or restriction it or they consider appropriate to ensure the identification of those taking part and the security of the electronic communication. In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.
147.Safety at general meetings
The board or the chair of the meeting may take such action, give such direction or put in place such arrangements as it or they consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chair’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his or her determination as to whether any matter is of such a nature.
148.Resolutions and amendments
148.1.A resolution duly proposed as a special resolution may be amended by ordinary resolution if:
(a)the chair of the meeting proposes the amendment at the general meeting at which the resolution is proposed; and
(b)the amendment does not go beyond what is necessary to correct a clear error in the resolution.
148.2.A resolution duly proposed as an ordinary resolution may be amended by ordinary resolution if:
(a)at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; and
(b)the proposed amendment does not, in the reasonable opinion of the chair, materially alter the scope of the resolution,

unless the chair in his or her absolute discretion decides that the amendment may be considered and voted on.
148.3.With the consent of the chair of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.
148.4.If the chair of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in their ruling. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.
149.Adjournment
149.1.With the consent of any general meeting at which a quorum is present, the chair of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time.
149.2.In addition, the chair of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place and/or satellite meeting place and/or electronic facility if, in their opinion, it would facilitate the conduct of the business of the meeting to do so.
149.3.Nothing in this Article shall limit any other power vested in the chair of the meeting to adjourn the meeting.
149.4.Any such adjournment may, subject to the provisions of the Companies Acts, be for such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair may in their absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to attend or participate in the adjourned meeting. Whenever a meeting is adjourned for thirty (30) days or more, or without a future date, at least fourteen (14) clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.
149.5.No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.
VOTES OF MEMBERS
150.Voting rights
150.1.Subject to these Articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company, the provisions of the Companies Act shall apply in relation to voting rights.
150.2.Any resolution put to the vote of a general meeting must be decided on a poll. For so long as any shares in the Company are held in a settlement system operated by DTC, this Article 150.2 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

150.3.Subject to Article 150.4, a poll shall be taken in such manner as the chair directs and he or she may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place or electronic platform for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
150.4.A poll on the election of a chair or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chair directs, not being more than twenty-eight (28) days after the meeting.
150.5.Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.
150.6.Subject to any rights or restrictions attached to any shares (including the rights of the holders of the B Shares), on a vote on a resolution on a poll every member present in person or by proxy shall have one (1) vote for every share of which he or she is the holder or in respect of which his or her appointment of a proxy or corporate representative has been made.
151.Voting rights of joint holders
If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the relevant share.
152.Voting rights of members incapable of managing their affairs
A member in respect of whom an order has been made by any court official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, by their receiver, a person appointed by the court as a legal representative due to mental incapacity or other person in the nature of a receiver or legal representative appointed by that court official, and the receiver, legal representative or other person may vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the Office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting at which that person proposes to vote and, in default, the right to vote shall not be exercisable.
153.Voting rights suspended where sums overdue
Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting or separate meeting of the holders of any class of shares of the Company in respect of any share held by them unless all sums presently payable by them in respect of that share have been paid.
154.Restrictions if in default under section 793 of the Companies Act
154.1.If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a “section 793 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:
(a)in respect of the shares in relation to which the default occurred (the “default shares”, which expression includes any shares issued after the date of the section 793 notice in respect of those shares), the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll or to exercise any other right conferred by membership in relation to such meeting or poll; and
(b)in respect of the default shares:
i.no payment shall be made by way of dividend or distribution (or any other amount payable in respect of the default shares) and the Company shall not be required to pay interest in respect of any such amounts not paid;
ii.no transfer of any default share shall be registered unless:
(A)the member is not in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer and that none of the shares the subject of the transfer are default shares; or
(B)the transfer is an approved transfer; and/or
iii.in respect of any shares held in uncertificated form, such shares be converted into certificated form (and the board shall be entitled to direct the Operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him or her into uncertificated form (except with the authority of the board),
(and, for the purposes of ensuring this Article 154.1(b) can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).
154.2.The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.
154.3.Any direction notice shall cease to have effect not more than seven (7) days after the earlier of receipt by the Company of:
(a)a notice of an approved transfer, but only in relation to the shares transferred; or

(b)all the information required by the relevant section 793 notice, in a form satisfactory to the board and with the board being reasonably satisfied that such information is complete and accurate.
154.4.The board may at any time withdraw a direction notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”).
154.5.Unless and until a withdrawal notice is duly served in relation thereto or a direction notice in relation thereto is deemed to have been withdrawn, suspended or varied or the shares to which a direction notice relates are transferred by means of an approved transfer, the sanctions referred to in this Article 154 shall continue to apply.
154.6.The Company may exercise any of its powers under Article 68 in respect of any default share that is held in uncertificated form.
154.7.For the purposes of this Article 154:
(a)where default shares in which a person appears to be interested are held by a Depositary, the provisions of this Article 154 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary and references to default share or default shares shall be construed accordingly;
(b)where a member on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company’s cost;
(c)a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;
(d)“interested” shall be construed as it is for the purposes of section 793 of the Companies Act;
(e)the prescribed period is ten (10) days from the date of service of the section 793 notice or such other period (not being less than ten (10) days) as may be specified in the relevant section 793 notice; and
(f)a transfer of shares is an “approved transfer” if:
(i)it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act); or

(ii)the board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or
(iii)the transfer results from a sale made through the Relevant Exchange.
For the purposes of sub-paragraph (ii), any associate (as defined in section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.
154.8.Nothing contained in this Article 154 limits the power of the Company under section 794 of the Companies Act.
155.Errors in voting
If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair, it is of sufficient magnitude to vitiate the result of the voting.
156.Objections to admissibility of votes
No objection shall be raised as to the admissibility of any vote (including any vote exercisable in respect of B Shares in issue) except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered. Every vote not disallowed at such meeting or poll shall be valid for all purposes and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.
157.Multiple votes
On a poll, a member, proxy or corporate representative entitled to more than one vote need not, if they vote, use all their votes or cast all the votes they use in the same way.
PROXIES AND CORPORATE REPRESENTATIVES
158.Proxies
158.1.A member is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at a meeting of the Company in respect of the Voting Shares to which the appointment relates. A proxy need not be a member of the Company.
158.2.The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.
158.3.The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting.

158.4.The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he or she is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
159.Appointment of proxy
159.1.Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common (including, with respect to any shares held by a Depositary, an omnibus proxy which enables the Depositary to exercise rights in a number of different ways for the shares that it holds) or in such other form or manner or by such means as the board may from time to time approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of, and to attend and vote at, any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.
159.2.The appointment of a proxy shall be:
(a)in the case of a proxy relating to shares held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:
(i)in hard copy form; or
(ii)in electronic form, to the electronic address provided by the Company for this purpose; or
(b)in the case of a proxy relating to shares to which Article 159.2(a) does not apply:
(i)in any usual form or in any other form or manner of communication which the board may otherwise approve. Subject thereto, the appointment of a proxy may be:
(A)in hard copy form; or
(B)in electronic form, to the electronic address provided by the Company for this purpose.
160.Execution of proxy
The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner, if at all, as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

161.Distribution of proxies
The board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense (with or without provision for their return prepaid), send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. If, for the purposes of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of a proxy include references to an appointment of multiple proxies.
162.Receipt of proxy
162.1.Without prejudice to Article 139(b)(ii), the appointment of a proxy shall:
(a)if in hard copy form, be delivered by hand or by post to the Office or such other place(s) as may be specified by or on behalf of the Company for that purpose:
(i)in the notice convening the meeting; or
(ii)in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Statutes) in any such notice or form of proxy.
(b)if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:
(i)in the notice convening the meeting; or
(ii)in any form of proxy sent by or on behalf of the Company in relation to the meeting; or
(iii)in any invitation to appoint a proxy issued by the Company in relation to the meeting; or
(iv)on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Statutes) in any such method of notification.
The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.
162.2.Any means of appointing a proxy which is authorised by or under this Article 162.2 shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.
163.Authentication of proxy appointment not made by holder
Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:
(a)the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;
(b)that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and
(c)whether or not a request under this Article 163 has been made or complied with, the board may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.
164.Validity of proxy appointment
164.1.If the proxy appointment and any of the information required under Article 163 above is not received in the manner set out in Article 162 above, the proxy appointment shall be invalid and the appointee shall not be entitled to vote in respect of the shares in question.

164.2.If two (2) or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share, and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. Subject to the Statutes, the Company may determine at its absolute discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.
165.Rights of proxy
A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.
166.Checking proxy votes
A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that they have not voted in accordance with any instructions given by the member by whom they are appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member’s instructions.
167.Corporate representatives
Any corporation which is a member of the Company (in this Article 167, the “grantor”) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may (but shall not be bound to) require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him or her to exercise his or her powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one (1) person to exercise a power and more than one (1) authorised person purports in respect of the same shares:
(a)to exercise the power in the same way as each other, the power is treated as exercised in that way; and
(b)not to exercise the power in the same way as each other, the power is treated as not exercised.
168.Notice of revocation of authority, etc.
The termination of the authority of a person to act as a proxy or duly authorized representative of a corporation does not affect:
(a)whether he or she counts in deciding whether there is a quorum at a meeting;
(b)the validity of anything he or she does as chair of a meeting;

(c)the validity of a poll demanded by him or her at a meeting; or
(d)the validity of a vote given by that person,
unless notice of the termination was either delivered or received as mentioned in the following sentence at least twenty-four (24) hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 162.1(a) or in electronic form received at the address specified (if any) by or on behalf of the Company in accordance with Article 162.1(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.
169.Duration of general authority
Unless a contrary intention is stated in it, a proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall be valid for a period of twelve (12) months.
COMMUNICATIONS
170.When notice required to be in writing
Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing (which shall include where given in electronic form or by website communication).
171.Methods of Company sending notice
Subject to Article 170 and unless otherwise provided by these Articles, the Company shall send or supply any Shareholder Information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine (including, without limitation, by making the document or information available on a website), provided that the provisions of the Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.
172.Method of member sending Shareholder Information
Subject to Article 171 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any Shareholder Information pursuant to these

Articles to the Company in such form and by such means as it may in its absolute discretion determine, provided that:
(a)the determined form and means are permitted by the Statutes for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Statutes; and
(b)unless the board otherwise permits, any applicable condition or limitation specified in the Statutes, including, without limitation, as to the address to which the document or information may be sent, is satisfied.
Unless otherwise provided by these Articles or required by the board, such Shareholder Information shall be authenticated in the manner specified by the Statutes for authentication of a document or information sent in the relevant form.
173.Notice to joint holders
In the case of joint holders of a share:
(a)any Shareholder Information shall be given, sent or supplied to the joint holder whose name stands first in the Register in respect of the joint holding and any Shareholder Information so sent shall be deemed for all purposes sent to all the joint holders; and
(b)the agreement of a joint holder whose name stands first in the Register in respect of the joint holding that any Shareholder Information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.
174.Registered address in a Restricted Jurisdiction
Other than in respect of a Depositary, to which this Article 174 shall not apply, a member whose registered address is within a Restricted Jurisdiction and who sends to the Company an address which is not within a Restricted Jurisdiction at which a document or information may be sent to them shall be entitled to have the document or information sent to them at that address (provided that, in the case of a document or information sent by electronic means, including, without limitation, any notification required by the Statutes that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:
(a)no such member shall be entitled to receive any document or information from the Company; and
(b)without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

175.Deemed receipt of notice
A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.
176.Terms and conditions for electronic communications
The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.
177.Notice to persons entitled by transmission
Shareholder Information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, Shareholder Information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.
178.Transferees bound by prior notice
Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the Register, has been sent to a person from whom he or she derives his or her title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 154 to a person from whom he or she derives title.
179.When communication is deemed received
179.1.Any notice, document or information:
(a)if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post;
(b)if sent by airmail or by international courier from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including, without limitation, an address in the United Kingdom), shall be deemed to have been received on the third day following that on which the envelope containing it is put into the post; or
(c)if sent in any other way, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post,

and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post or handed to the courier (as applicable).
179.2.A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.
179.3.Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before their name is entered in the Register was given to the person from whom they derive their title to the share.
180.Notices sent in electronic form
Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly supplied if sent by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and is deemed by the Statutes to have agreed) that the communication may be sent in that form and:
(a)the notice or other Shareholder Information is sent in electronic form to such address (or to one of the addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so satisfied;
(b)the notice or other Shareholder Information is sent in electronic form; and
(c)in each case that person has not revoked the agreement.
181.Notices made available by website
Subject to the provisions of the Statutes, any notice or Shareholder Information (excluding a share certificate) will be validly supplied if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically), that the communication may be supplied to him or her in that manner and:
(a)that person has not revoked the agreement;
(b)that person is notified in a manner for the time being agreed for the purpose between that person and the Company of (i) the publication of the notice or other Shareholder Information on a website, (ii) the address of that website, and (iii) the place on that website where the notice of other Shareholder Information may be accessed and how it may be accessed;
(c)the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Companies Act, provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.
182.When notices deemed received by hand
Shareholder Information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his or her registered address.
183.Proof of sending/when notices are deemed sent by electronic means
Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
184.When notices deemed sent by website
184.1.A notice, document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:
(a)when the notice, document or information was first made available on the website; or
(b)if later, when the member is deemed by Article 180, 182 or 183 to have received notice of the fact that the notice, document or information was available on the website. Such a notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member.
184.2.Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes), permit such notices to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communications shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe.

185.When notices deemed sent by advertisement
A notice, document or other information sent or supplied by the Company to a member by means of public advertisement shall be deemed to have been received on the day on which the advertisement appears.
186.When notices deemed sent by Depositary
A notice, document or other information sent or supplied by the Company to a member by means of a Relevant System shall be deemed to have been received twenty-four (24) hours after the Company, or person acting on the Company’s behalf, sends the instructions to the Relevant System relating to the notice, document or other information.
187.No entitlement to receive notice if the Company has no current address
A member shall not be entitled to receive any notice, document or information that is required or authorised to be sent or supplied to him or her by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if notices, documents or information sent or supplied to that member by post in accordance with these Articles have been returned undelivered to the Company:
(a)on at least two (2) consecutive occasions; or
(b)on one occasion and reasonable enquiries have failed to establish the member’s address.
Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.
A member to whom this Article 187 applies shall become entitled to receive such notices, documents or information when he or she has given the Company an address to which they may be sent or supplied or shall have informed the Company in such manner as may be specified to the Company of an electronic address to which they may be sent or supplied.
188.Notice during disruption of services
Subject to the Statutes, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meetings may be sufficiently given by advertisement. Any notice given by advertisement for the purposes of this Article 188 shall be advertised in at least one newspaper having national circulation in the United Kingdom. If advertised in more than one (1) newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven (7) days before the meeting the posting of notices to addresses again becomes practicable.

189.Execution of documents
Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:
(a)incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person in such form as the board may approve; or
(b)be accompanied by such other evidence as the board may require in order to be satisfied that the document is genuine.
The Company may designate mechanisms for validating any such document, and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument or proxy or invitation to appoint a proxy, any validation requirement shall be specified in the relevant notice of meeting in accordance with Articles 130.2 and 132.
190.Record date for communications
Notwithstanding any other provision of these Articles, and subject to the Companies Act, the Company or the board may, for the purpose of giving notices of general meetings of the Company, or separate general meetings of the holders of any class of shares, or of sending or supplying other documents or other information, whether under section 310(1) of the Companies Act, any other Statute, a provision in these Articles or any other instrument, determine that persons entitled to receive such notices, documents or other information are those persons entered on the Register at the close of business on a day determined by the Company or the board, which day may not be more than fifteen (15) days before the day that the notice of the meeting, document or other information is given.
UNTRACED MEMBERS
191.Power to dispose of shares of untraced shareholders
The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:
(a)during the period of twelve (12) years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 191 (or, if published on different dates, the first date) (the “relevant period”), at least three (3) dividends in respect of the shares in question have been declared and all dividend warrants, cheques or other methods of payment for amounts payable which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;
(b)the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)during the relevant period and the period of three (3) months following the publication of the advertisements referred to in paragraph (b) of this Article 191 (or, if published on different dates, the first date), the Company has received no indication either of the whereabouts or of the existence of such member or person.
The Company shall also be entitled to sell any additional shares issued during the relevant period (or the right to any share so issued) if the criteria in this Article 191 are satisfied in relation to the additional shares (but as if the words “during the period of twelve (12) years” were omitted from paragraph (a) and the words “after expiry of the relevant period” were omitted from paragraph (b)).
192.Transfer on sale
To give effect to any sale pursuant to Article 191, the board may (a) if the shares are in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer, or (b) where the shares are held in uncertificated form, in accordance with the Regulations, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer (including issuing a written notification to the Operator requiring the conversion of the shares into certificated form).
193.Effectiveness of transfer
An instrument of transfer executed by that person in accordance with Article 192 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 191(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.
194.Proceeds of sale
The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.
195.Application of proceeds of sale
195.1.The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be their debtor, and not a trustee for them, in respect of them.
195.2.Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

195.3.No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.
ACCOUNTS
196.Accounting records
196.1.No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.
196.2.Subject to the Companies Acts, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.
197.Summary financial statements
Subject to the Statutes, the requirements of Article 196.2 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Statutes and any regulations made under the Statutes.
DESTRUCTION OF DOCUMENTS
198.Destruction of documents
198.1.The board may authorise or arrange the destruction of documents held by the Company as follows:
(a)at any time after the expiration of six (6) years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the basis of which entries have been made in the Register;
(b)at any time after the expiration of one (1) year from the date of cancellation, all registered share certificates which have been cancelled;
(c)at any time after the expiration of two (2) years from the date of recording them, all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address;
(d)at any time after the expiration of one (1) year from the date of actual payment, all paid dividend warrants and cheques;

(e)at any time after the expiration of one (1) year from the date of use, all proxy appointments which have been used for the purpose of a poll;
(f)at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded, all proxy appointments which have not been used for the purpose of a poll; and
(g)any other document on the basis of which an entry in the Register is made, after six (6) years from the date on which it is made, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 198.1 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.
198.2.It shall conclusively be presumed in favour of the Company that:
(a)every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 198.1 was duly and properly made;
(b)every instrument of transfer destroyed in accordance with Article 198.1 was a valid and effective instrument duly and properly registered;
(c)every share certificate destroyed in accordance with Article 198.1 was a valid certificate duly and properly cancelled;
(d)every paid dividend warrant and cheque destroyed in accordance with Article 198.1 was duly paid; and
(e)every other document mentioned in Article 198.1 above destroyed in accordance with Article 198.1 was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company.
198.3.The provisions of Article 198.2 above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.
198.4.Nothing in this Article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than the time specified in Article 198.1 above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this Article.
198.5.References in this Article 198 to the destruction of any document include references to its disposal in any manner.
198.6.References in this Article 198 to instruments of transfer shall include, in relation to Uncertificated Shares, instructions and/or notifications made in accordance with the Relevant System relating to the transfer of such shares.

WINDING UP
199.Powers to distribute in specie
If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:
(a)divide among the members in specie the whole or any part of the assets of the Company, whether they shall consist of property of the same kind or not, and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or
(b)vest the whole or any part of the assets in trustees upon such trusts for the benefit of members; and
(c)determine the scope and terms of those trusts,
in each case as the liquidator, with the like sanction, shall think fit, but no member shall be compelled to accept any assets upon which there is any liability.
200.Disposal of assets by liquidator
The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.
DIRECTORS’ INDEMNITY AND INSURANCE
201.Indemnity
201.1.Subject to Article 201.2, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:
(a)each relevant officer may be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by them as a relevant officer:
i.in the actual or purported execution and/or discharge of their duties, or in relation to them; and
ii.in relation to the Company’s (or any associated company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act), including (in each case) any liability incurred by them in defending any civil or criminal proceedings, or regulatory investigation or action, in which judgment is given in their favour or in which they are acquitted or the proceedings are, or the investigation or action is, otherwise disposed of without any finding or admission of any material breach of duty on their part or in connection with any application in which the court grants them, in their capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

(b)subject to section 205 of the Companies Act, the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings, investigation, action or application referred to in Article 201.1(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure (including by undertaking to make payments to any third party, as a direct and primary obligation of the Company to that third party).
201.2.This Article 201 does not authorise any indemnity to the extent it would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.
201.3.In this Article 201:
(a)companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and
(b)a “relevant officer” means any director or other officer or former director or former other officer of the Company or of an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Companies Act)).
202.Insurance
202.1.The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.
202.2.In this Article 202:
(a)a “relevant officer” means any director or other officer or former director or other officer of the Company or an associated company (including any such company which is a trustee of an occupational pension scheme as defined by section 235(6) of the Companies Act);
(b)a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and
(c)companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.
DISPUTE RESOLUTION
203.Exclusive jurisdiction
203.1. 203.1.    Save in respect of any cause of action arising under the Securities Act or the Exchange Act, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the board or any of the current or former directors or officers individually (or against any combination of the foregoing persons), arising out of or in conne ction with these Articles or any non-contractual obligations arising out of or in connection with these Articles.
203.2.Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.
204.Duties of directors
Subject to the Statutes, in no situation shall any director or officer owe any duty of any nature whatsoever to any member (in that member’s capacity as such), holder (in that holder’s capacity as such) or proxy of a member (in that proxy’s capacity as such).
205.Remedies
Damages alone may not be an adequate remedy for any breach of Articles 203.1, 203.2 or 204, so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances each be available.
206.Governing law
The governing law of the Articles is the substantive law of England and these Articles shall be interpreted in accordance with English law.
207.Interpretation
For the purposes of Articles 203 to 205:
(a)a “dispute” shall mean any dispute, controversy or claim,
(b)references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time, and
(c)“director” and “officer” shall be read so as to include each and any director and officer of the Company from time to time in their capacity as such or as an employee of the Company and shall include any former director or officer of the Company.

APPENDIX
SUMMARY OF TERMS
RIGHTS TO PURCHASE SHARES OF KLARNA GROUP PLC
Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Klarna Group plc (the “Company”), the board of directors of the Company (the “board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan shall be in a form which is consistent with the terms that are described in this Summary of Terms or such other terms, having taken into consideration any relevant guidelines published by proxy advisory firms, as are consistent with market practice.
Pursuant to the Rights Plan, the board would declare and issue one share purchase right (a “Right”) for each outstanding voting share in the capital of the Company (each a “Voting Share”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder one (1) Voting Share of the same class as the Voting Shares in respect of which the Right was issued or one (1) share of any other class or series as specified in the Rights Plan (a “Share”), subject to adjustment.
Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares (such person or group, unless the board determines in its absolute discretion otherwise, an “Acquiring Person”) and (ii) 10 days (or such later date as may be determined by action of the board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Voting Share and the Rights would be transferred with and only with the Voting Shares.
After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.
The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, which date is not to exceed three (3) years from the Distribution Date (the “Expiry Date”), unless the Rights were earlier redeemed or exchanged by the Company.
After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Voting Shares having a value (as determined by the Rights Plan) of two (2) times the exercise price for the Right.
If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) including, without limitation, by way of merger,

amalgamation or other business combination transaction, or by acquisition of fifty (50) per cent. or more of the Company’s assets, cash flow or earning power, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a value (as determined by the Rights Plan) of two (2) times the exercise price of the Right.
At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or acquisition by such Acquiring Person of an interest in fifty (50) per cent. or more of the outstanding Voting Shares, the board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.
At any time until ten (10) days following the first public announcement that any person or group has become an Acquiring Person, the board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).
So long as the Rights are redeemable, the board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of the Company. After any person or group became an Acquiring Person, the board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void) or shorten or lengthen any time period under the Rights Plan (other than the Expiry Date or the time period within which redemption can occur).
Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company including, without limitation, the right to vote or receive dividends in respect of such Right.